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TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-208717

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities, nor a solicitation of an offer to buy the securities in any jurisdiction where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 20, 2017

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 22, 2015)

9,000,000 Shares

Common Shares

        This is a public offering of common shares of beneficial interest, or common shares, of Gramercy Property Trust. We are offering 9,000,000 common shares. Our common shares trade on the New York Stock Exchange ("NYSE") under the trading symbol "GPT." On April 19, 2017, the last reported sale price of our common shares on the NYSE was $28.22 per share.

        Our declaration of trust imposes certain restrictions on the ownership and transfer of our common shares and our other shares of beneficial interest in each case as may be appropriate to, among other purposes, assist in maintaining our status as a real estate investment trust, or REIT, for U.S. federal income tax purposes. You should read the information under the section entitled "Description of Shares—Description of Common Shares—Restrictions on Ownership and Transfer" beginning on page 8 of the accompanying prospectus for a description of these restrictions.

        Investing in our common shares involves a high degree of risk. Before buying any of our common shares, you should carefully read the discussion of material risks of investing in our common shares under the heading "Risk Factors" beginning on page S-8 of this prospectus supplement, on page 3 of the accompanying prospectus and beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2016.

	Per Share	Total

Public offering price	$	$

Underwriting discounts and commissions	$	$

Proceeds, before expenses, to us	$	$

        The underwriters may purchase up to an additional 1,350,000 shares from us at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

        Neither the Securities and Exchange Commission, referred to as the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares on or about April     , 2017.

Joint Book-Running Managers

Morgan Stanley	J.P. Morgan

The date of this prospectus supplement is April     , 2017.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in a filing we make with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the date hereof, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC under the Exchange Act prior to the termination of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing, this prospectus supplement or the accompanying prospectus, as the case may be.

        This prospectus supplement, the accompanying prospectus and certain of the documents incorporated by reference contain, and any free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC.

        You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we deliver to you is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus supplement is accurate as of any date other than the date of the document incorporated by reference or the date or dates which are specified in these documents. Our business, operating results, financial condition, capital resources and prospects may have changed since those dates.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the registration statement of which this prospectus supplement is a part, the accompanying prospectus, and any free writing prospectus that we deliver to you. We have not, and the underwriters have not, authorized anyone to provide you with different information. If you receive any other information, you should not rely on it.

        Unless the context indicates otherwise, the terms "we," "our," "us," "our company" and "the Company" refer to Gramercy Property Trust, a Maryland REIT, which has elected to be taxed as a REIT for U.S. federal income tax purposes, together with its consolidated subsidiaries, including our operating partnership, GPT Operating Partnership LP, a Delaware limited partnership (the "Operating Partnership").

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov or from our website at http://www.gptreit.com. Our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our committee charters are also available on our website at http://www.gptreit.com or in print upon written request addressed to Corporate Secretary, Gramercy Property Trust, 90 Park Avenue, 32nd Floor, New York, New York 10016. However, the information included on or linked from our website does not constitute a part of this prospectus supplement.

        Our common shares are listed on the NYSE under the symbol "GPT".

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        We have filed with the SEC a registration statement on Form S-3 (Registration No. 333-208717) relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is a part of that registration statement, which includes additional information about us and the securities offered by this prospectus supplement. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website or our website. You can also call or write us for a copy as described below under "Documents Incorporated by Reference."

 DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with the SEC. This allows us to disclose important information to you by referring you to those documents rather than repeating it in full in this prospectus supplement. The information incorporated by reference is deemed to be part of this prospectus supplement, and the information we file with the SEC after the date of this prospectus supplement will automatically update, modify and, where applicable, supersede any information included in this prospectus supplement or incorporated by reference into this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents filed with the SEC (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules). The SEC file number for these documents is 001-35933.

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 1, 2017;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 4, 2017, January 6, 2017 (incorporating by reference the information under Items 8.01 and 9.01, including the information filed as Exhibit 99.1, which supersedes and replaces in its entirety the information in the accompanying prospectus under the caption "U.S. Federal Income Tax Considerations," and the information filed as Exhibit 99.2, which supersedes and replaces in its entirety the information in the accompanying prospectus under the caption "Operating Partnerships and the Partnership Agreements") and January 6, 2017;

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  Our Current Report on Form 8-K/A filed with the SEC on December 22, 2015 (only with respect to the combined statement of revenues and certain expenses of the Dividend Capital Portfolio for the year ended December 31, 2014);

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  Our definitive Proxy Statement on Schedule 14A for the 2016 annual meeting of shareholders, filed with the SEC on April 29, 2016 (only with respect to information specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015);

  •
  The description of our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 17, 2013, as amended by Form 8-A/A filed with the SEC on June 26, 2013 and any other amendment or report filed with the SEC for purposes of updating such description; and

  •
  The description of our 7.125% Series A Cumulative Redeemable Preferred Shares set forth in the Registration Statement on Form 8-A, filed with the SEC on December 15, 2015, and any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of securities under this prospectus supplement, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements. The information incorporated by reference

S-iii

contains information about us and our financial condition and performance and is an important part of this prospectus supplement.

        Upon written or oral request, we will provide to you, without charge, a copy of any of the documents incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement, excluding all exhibits that we have not specifically incorporated into this document by reference. You may obtain documents incorporated by reference in this document by requesting them by writing or telephoning us at:

Gramercy Property Trust
90 Park Avenue, 32nd Floor
New York, New York 10016
(212) 297-1000
Attention: Corporate Secretary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. When used in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, the words "may," "will," "should," "expect," "believe," "anticipate," "estimate," "intend," "plan," "project," "continue," or the negative and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters, are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the preliminary expected financial results for the first quarter ended March 31, 2017, information relating to our acquisition pipeline, capitalization rate information for our recent property acquisitions and dispositions and the properties we have under contract or letter of intent to acquire and information regarding other possible or assumed future results of our operations, including any forecasts, projections, plans and objectives for future operations. Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions or expectations will be achieved. We have listed below some important risks, uncertainties and contingencies which could cause our actual results, performance or achievements to be materially different from the forward-looking statements we make in this prospectus supplement. These risks, uncertainties and contingencies include, but are not limited to, the following:

  •
  the success or failure of our efforts to implement our current business strategy;

  •
  our ability to accomplish our office asset disposition plan subject to the REIT prohibited transaction tax limitations;

  •
  our ability to identify and complete additional property acquisitions and risks of real estate acquisitions;

  •
  availability of investment opportunities on real estate assets and real estate-related and other securities;

  •
  the performance and financial condition of tenants and corporate customers;

  •
  the adequacy of our cash reserves, working capital and other forms of liquidity;

  •
  the availability, terms and deployment of short-term and long-term capital;

  •
  demand for industrial and office space;

  •
  the actions of our competitors and our ability to respond to those actions;

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  •
  the timing of cash flows from our investments;

  •
  the cost and availability of our financings, which depends in part on our asset quality, the nature of our relationships with our lenders and other capital providers, our business prospects and outlook and general market conditions;

  •
  unanticipated increases in financing and other costs, including a rise in interest rates;

  •
  economic conditions generally and in the commercial finance and real estate markets;

  •
  changes in governmental regulations, tax rates and similar matters;

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  legislative and regulatory changes (including changes to real estate and zoning laws, laws governing the taxation of REITs or the exemptions from registration as an investment company);

  •
  our international operations, including unfavorable foreign currency rate fluctuations, enactment or changes in laws relating to foreign ownership of property, and local economic or political conditions that could adversely affect our earnings and cash flows;

  •
  reduction in cash flows received from our investments;

  •
  volatility or reduction in the value or uncertain timing in the realization of our retained collateralized debt obligation bonds;

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  our ability to profitably dispose of non-core assets;

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  availability of, and ability to retain, qualified personnel and trustees;

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  changes to our management and board of trustees;

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  environmental and/or safety requirements and risks related to natural disasters;

  •
  declining real estate valuations and impairment charges;

  •
  our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes and qualify for our exemption under the Investment Company Act of 1940, as amended, our Operating Partnership's ability to satisfy the rules in order to qualify as a partnership for U.S. federal income tax purposes, and the ability of certain of our subsidiaries to qualify as REITs and certain of our subsidiaries to qualify as taxable REIT subsidiaries ("TRSs") for U.S. federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

  •
  uninsured or underinsured losses relating to our properties;

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  our inability to comply with the laws, rules and regulations applicable to companies, and in particular, public companies;

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  tenant bankruptcies and defaults on or non-renewal of leases by tenants;

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  decreased rental rates or increased vacancy rates;

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  the continuing threat of terrorist attacks on the national, regional and local economies;

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  reviewing adjustments and the discovery of new information that alters expectations about first quarter 2017 preliminary results or that impacts estimates and assumptions underlying these preliminary results; and

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  other factors discussed under "Risk Factors" in this prospectus supplement, under Item 1A, "Risk Factors" of our Annual Report on Form 10-K and those factors that may be contained in any subsequent filing we make with the SEC, which are or will be incorporated by reference herein.

S-v

        We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described elsewhere in this prospectus supplement and the accompanying prospectus and from time-to-time in our reports and documents which are filed with the SEC, and you should not place undue reliance on those statements.

        The risks included here are not exhaustive. Other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as prediction of actual results.

S-vi

SUMMARY

        This summary highlights some of the information contained elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. Because it is a summary, it does not contain all of the information you should consider before investing in our common shares. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the information set forth under the caption "Risk Factors," as well as the financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

        Gramercy Property Trust is a leading global investor and asset manager of commercial real estate. We specialize in acquiring and managing high quality, income producing commercial real estate leased to high quality tenants in major markets in the United States and Europe.

        Our commercial real estate holdings are predominantly comprised of industrial properties comprising 68.0% of our annualized base rent ("ABR") as of December 31, 2016. We also own a number of single and multi-tenant office properties and a portfolio of specialty retail assets, which include retail bank branches, fitness centers and rental car facilities.

        At December 31, 2016, our wholly-owned industrial portfolio was comprised of 56.2 million aggregate rentable square feet with a total ABR of $264.7 million and an average building age of approximately 20 years. The industrial portfolio's largest markets at year end (weighted by ABR) were Chicago, Indianapolis, Dallas, Los Angeles, Baltimore/Washington, Atlanta, Central Pennsylvania, Charleston, Memphis and Spartanburg. Our wholly-owned office portfolio was comprised of 7.1 million aggregate rentable square feet with a total ABR of $103.6 million. Lastly, our wholly-owned specialty retail portfolio was comprised of 1.6 million aggregate rentable square feet of building space with a total ABR of $20.8 million that we lease to fitness centers, a rental car operator and various retail bank branches in infill locations, predominantly leased by Bank of America, N.A.

        As of December 31, 2016, our wholly-owned portfolio had 98.5% occupancy and a weighted average remaining lease term of 7.6 years (based on ABR). Our tenants at year end were 34.9% investment grade rated or were the subsidiaries of parents with investment grade ratings (based on ABR). As of December 31, 2016, our top five tenants by ABR include Bank of America, N.A. (5.9%), Healthy Way of Life II, LLC (d.b.a Life Time Fitness) (4.3%), The Clorox International Company (2.2%), Amazon.com, Inc. (2.0%), and JPMorgan Chase Bank, N.A. (1.6%).

        As of December 31, 2016, we also owned unconsolidated equity investments comprised of industrial and office properties with an aggregate 12.6 million rentable square feet and an average base rent per square foot of $6.17 (based on ABR).

        We were formed as a Maryland REIT in March 2004. In December 2015, we completed a merger (the "Merger") of Gramercy Property Trust Inc. ("Legacy Gramercy") into Chambers Street Properties ("Chambers"), with Chambers as the surviving entity. Following the Merger, we changed our name to "Gramercy Property Trust" and our NYSE trading symbol to "GPT."

        Our Operating Partnership indirectly owns (i) all of our consolidated real estate investments, (ii) our interests in unconsolidated investments, and (iii) the entities that conduct our third-party asset management operations. We are the sole general partner of the Operating Partnership. The Operating Partnership is the 100.0% owner of all of its direct and indirect subsidiaries. As of December 31, 2016, third-party holders of limited partnership interests owned approximately 0.46% of the Operating Partnership.

        We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and generally will not be subject to U.S. federal income taxes to the extent we timely distribute our taxable income, if any, to our shareholders. We have in the past established, and may in the future establish, TRSs to effect various taxable transactions. Those TRSs would incur U.S. federal, state and local taxes on the taxable income from their activities.

        Unless the context requires otherwise, all references to "Company," "Gramercy," "we," "our," and "us" mean Legacy Gramercy and one or more of its subsidiaries for periods prior to the Merger closing and Gramercy Property Trust and one or more of its subsidiaries for periods following the Merger closing.

        Our executive offices are located at 90 Park Avenue, 32nd Floor, New York, New York, 10016, our telephone number is (212) 297-1000, and our website is http://www.gptreit.com. Information included on or linked from our website is not incorporated into, and does not constitute part of, this prospectus supplement.

Recent Developments

Current Properties

        As of March 31, 2017, we owned interests in 318 properties containing an aggregate of approximately 66.7 million rentable square feet with 98.4% occupancy and a weighted average remaining lease term of 7.5 years.

Acquisitions Completed and Under Contract or LOI

        During the first quarter of 2017, we acquired five properties for an aggregate purchase price of $94.1 million with an initial cash capitalization rate of 7.4% (based on projected net operating income for the first twelve months following closing). As of April 19, 2017, we had nine properties under contract to acquire or under non-binding letters of intent ("LOI") for an aggregate purchase price of approximately $191.2 million at an estimated initial cash capitalization rate of 6.9%, and approximately $119.8 million of build-to-suit projects under construction at a 6.8% initial cash capitalization rate, which were approximately 17.2% funded as of that date. These build-to-suit projects include one project entered into subsequent to the end of the quarter for a total estimated budget of $25.8 million with an initial cash capitalization rate of 7.6%.

        During the first quarter of 2017, our property acquisition volume was delayed modestly due to what we believe was a reduction in the number of high quality assets brought to market for sale in the first two months of 2017. We expect to fund the cash portion of the purchase price of the properties under contract or LOI with cash on hand or borrowings under our senior unsecured revolving credit facility.

        The cash capitalization rates included herein are calculated by dividing projected aggregate net operating income for the applicable properties, after taking into account any credits received by us from the seller of the property at closing, by the aggregate purchase price for such properties. The aggregate net operating income projections used in calculating the cash capitalization rates are based on information currently available to us, including, in the case of the cash capitalization rate for properties under contract or LOI to acquire, information made available to us by the sellers of these properties, and certain assumptions applied by us related to anticipated occupancy, rental rates and expenses over a specified period of time in the future. The actual cash capitalization rates for these properties may differ from the initial cash capitalization rates discussed in this prospectus supplement based on numerous factors, including our difficulties achieving assumed occupancy and/or rental rates, unanticipated expenses not payable by the tenant, tenant default, the results of our final purchase price allocation, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2016. As such, we can provide no assurance that the actual cash capitalization rates for these properties will be consistent with the initial cash capitalization rates discussed in this prospectus supplement. Moreover, the properties which are under contract or LOI to acquire remain subject to, in many cases, the satisfactory completion of our due diligence, and customary closing conditions. As such, we cannot assure you that the acquisition of these properties under contract or LOI will be consummated on time or at all, nor can we assure you that if consummated, these properties will perform to our expectations. See "Cautionary Note Regarding Forward-Looking Information."

Dispositions

        During the first quarter of 2017, we disposed of seven properties, including one vacant property, for aggregate gross proceeds of $51.7 million and the assumption by the buyers of outstanding indebtedness secured by several of the properties. The weighted average remaining lease term for the occupied properties was 6.4 years at closing and the blended exit capitalization rate for the occupied properties was 6.5% (based on projected next twelve months net operating income as of the last full month preceding closing). Subsequent to first quarter end, and as of April 19, 2017, we had disposed of two properties for aggregate gross proceeds of $4.7 million at an exit capitalization rate of 4.2%.

Liquidity

        As of March 31, 2017, we maintained approximately $784.5 million of liquidity, including $56.3 million of unrestricted cash. As of March 31, 2017, we had unused borrowing capacity of $728.2 million under the U.S. dollar denominated tranche of our senior unsecured revolving credit facility.

Financing Activity

        During the first quarter of 2017, under our "At the Market" equity sales program we issued an aggregate of 731.5 thousand common shares at a weighted average gross purchase price of $27.34 per share, resulting in net proceeds to us of approximately $19.7 million, after deduction for selling commissions.

Preliminary First Quarter Financial Results

        Below, we are providing preliminary results, which are estimates of the financial results that we expect to report when we issue our financial statements for the first quarter ended March 31, 2017. These estimates are preliminary and are subject to adjustments that may result from the completion of our quarter-end financial and accounting procedures and review. Our independent registered public accounting firm has not audited or reviewed the preliminary results provided in this prospectus supplement, nor has it provided any form of assurance on the preliminary results. Our actual financial results may be materially different from the estimates presented in this prospectus supplement and should not be viewed as a substitute for full financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preliminary estimates in this prospectus supplement for the period presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2017 or any other future period. Factors that could cause these estimates to differ include, but are not limited to, reviewing adjustments and the discovery of new information that alters expectations about first quarter results or that impacts estimates and assumptions underlying these preliminary results.

        The following table sets forth management's estimated ranges for our financial results for the first quarter of 2017:

(in millions, except per share data)	Three Months Ended March 31, 2017 (unaudited)
Total revenues	$128.0 to $130.0
Net income to common shareholders and unitholders	$6.0 to $7.5
Net income per common share(1)	$0.04 to $0.05
FFO available to common shareholders and unitholders	$66.0 to $67.5
FFO per common share(1)	$0.46 to $0.47
Core FFO available to common shareholders and unitholders	$71.0 to $72.5
Core FFO per common share(1)	$0.50 to $0.51
AFFO available to common shareholder and unitholders	$66.5 to $68.0
AFFO per common share(1)	$0.47 to $0.48
Weighted average shares used in EPS	142.0
Weighted average shares used for FFO, Core FFO, AFFO	143.0

(1)
All share and per share amounts are presented on a diluted basis.

Reconciliation of Non-GAAP Financial Measures

        Below is a description of the non-GAAP financial measures, as defined by SEC Regulation G, used by us, as well as a reconciliation of each of these non-GAAP financial measures and the comparable GAAP financial measure.

        Funds from operations ("FFO"):    The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to noncontrolling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.

        Core FFO and adjusted funds from operations ("AFFO"):    Core FFO and AFFO are presented excluding property acquisition costs, loss on extinguishment of debt, other-than-temporary impairments on retained bonds, mark-to-market on interest rate swaps, and one-time charges. Our definition of AFFO also excludes non-cash share-based compensation expense, amortization of above- and below-market leases, amortization of deferred financing costs, amortization of lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition, straight-line rent, and these AFFO adjustments as they pertain to our unconsolidated equity investments. We believe that Core FFO and AFFO are useful supplemental measures regarding our operating performance as they provide a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.

        FFO, Core FFO and AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income (determined in accordance with GAAP), as indications of our financial performance, or to cash flow from operating activities as measures of our liquidity, nor are they entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculations of FFO, Core FFO and

AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.

        A reconciliation of expected net income available to common shareholders to expected FFO, Core FFO and AFFO is provided in the table below:

(in millions, except per share data)	Three Months Ended March 31, 2017 (unaudited)
Net income attributable to common shareholders and unitholders	$6.0 to $7.5
Depreciation and amortization of real estate assets	$62.0
Provision for impairment and loss (gain) on dispositions of real estate	$(4.5)
Other adjustments to net income—includes adjustments for unconsolidated equity investments, net income attributable to non-controlling interest, discontinued operations and non-real estate depreciation and amortization	$2.5

Funds from operations	$66.0 to $67.5

Other-than-temporary impairment on Retained CDO Bonds	$5.0

Core funds from operations	$71.0 to $72.5

Straight-lined rent and amortization of market lease assets and liabilities	$(8.0)
Non-cash share-based compensation expense	$2.0
Other adjustments to Core FFO—includes non-cash interest, lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition and adjustments for unconsolidated equity investments	$1.5

Adjusted funds from operations	$66.5 to $68.0

Net income per share—diluted	$0.04 to $0.05

FFO per share—diluted	$0.46 to $0.47

Core FFO per share—diluted	$0.50 to $0.51

AFFO per share—diluted	$0.47 to $0.48

Weighted average shares used in EPS	142.0
Weighted average shares used for FFO, Core FFO, AFFO	143.0

 THE OFFERING

        The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all the information that is important to you. For a more complete description of the terms of our common shares, see "Description of Shares" in the accompanying prospectus.

Issuer	Gramercy Property Trust, a Maryland REIT
Common shares offered by us	9,000,000 shares (or 10,350,000 shares if the underwriters exercise in full their option to purchase additional shares).
Common shares to be outstanding after this offering(1)	150,523,041 shares (or 151,873,041 shares if the underwriters exercise in full their option to purchase additional shares).
Use of proceeds

We expect that the net proceeds to us from this offering will be approximately $        million, or approximately $        million if the underwriters exercise their option to purchase additional shares in full, in each case, after deduction for the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to fund the future acquisition of our target assets consistent with our investment strategies and for working capital and other general corporate purposes, which may include the repayment or repurchase of indebtedness. See "Use of Proceeds."

Restrictions on ownership and transfer

Our declaration of trust, subject to certain exceptions, prohibits direct or constructive ownership by any person of more than 9.8% in value or number, whichever is more restrictive, of the aggregate of our outstanding common shares or more than 9.8% in value or number, whichever is more restrictive, of the aggregate of any class or series of our outstanding preferred shares. See "Description of Shares—Description of Common Shares—Restrictions on Ownership and Transfer" in the accompanying prospectus.

Certain material U.S. federal income tax considerations

Our common shares are subject to special and complex U.S. federal income tax rules. Prospective investors are urged to consult their tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of our common shares. For a description of the material U.S. federal income tax considerations that you may consider relevant to an investment in our common shares, please review the disclosure set forth in Exhibit 99.1 to our Current Report on Form 8-K that we filed with the SEC on January 6, 2017 under the caption "U.S. Federal Income Tax Considerations," which is incorporated by reference herein and supersedes and replaces in its entirety the information in the accompanying prospectus under the same caption, as may be updated from time to time in subsequent filings we make with the SEC that are incorporated by reference herein.

Settlement date	Delivery of the shares will be made against payment therefor on or about April , 2017.
Conflicts of interest	Certain affiliates of certain underwriters are lenders and/or agents under our senior unsecured revolving credit facility and our senior unsecured term loans. See "Underwriting—Other Relationships."
Risk factors

Investing in our common shares involves a high degree of risk. You should read carefully and consider the matters discussed under the caption entitled "Risk Factors" included in our most recent Annual Report on Form 10-K, under the captions entitled "Risk Factors" in this prospectus supplement and in the other documents filed with the SEC and incorporated by reference herein before making a decision to invest in our common shares.

Listing	Our common shares are listed on the NYSE under the symbol "GPT."

(1)
Based on 141,523,041 common shares issued and outstanding as of April 17, 2017. Excludes 562,780 common units of limited partnership interest in the Operating Partnership ("OP Units") held by third parties and LTIP units held by certain of our officers, which units may, subject to certain limitations and adjustments, be redeemed for cash or, at our option, exchanged for our common shares on a one-for-one basis.

RISK FACTORS

        Investing in our common shares involves risks. Before purchasing the common shares offered by this prospectus supplement, in addition to other information contained in this prospectus supplement and the accompanying prospectus, you should consider carefully the risk factors set forth below and those incorporated by reference in this prospectus supplement from our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in any subsequently filed periodic reports that are incorporated by reference herein, and the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any of our common shares. For a description of these reports and documents, and information about where you can find them, see "Where You Can Find More Information" and "Documents Incorporated by Reference." The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks not presently known to us, or that we currently deem immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

There are material limitations in estimating our results for prior periods before the completion of our standard internal review process and our external auditor's review procedures for such periods.

        The preliminary estimated results set forth in this prospectus supplement under the heading "Summary—Recent Developments—Preliminary First Quarter Financial Results" are not a comprehensive statement of our financial results for our first fiscal quarter of 2017, remains subject to the completion of our standard internal review for the period and have not been reviewed or audited by our independent registered public accounting firm. Our consolidated financial statements for the first fiscal quarter of 2017 will not be available until after this offering is completed, and, consequently, will not be available to you prior to investing in this offering. The final financial results for the first fiscal quarter of 2017 may vary from our expectations and may be materially different from the preliminary financial estimates we have provided due to, among other things, reviewing adjustments or the discovery of new information that alters expectations about first quarter results or that impacts estimates and assumptions underlying the first quarter estimates. Accordingly, investors should not place undue reliance on such financial information.

We may not acquire any of the properties we currently have under contract or LOI.

        We currently intend to use a portion of the net proceeds from this offering to acquire one or more properties that we have under contract or LOI to acquire. We cannot assure you that we will acquire any of the properties that we have under contract to acquire because the closings for these properties are subject to the satisfactory completion of our due diligence and customary closing conditions. Moreover, we cannot assure you that we will acquire any of the properties that we have under LOI because any such acquisition is subject to:

  •
  our negotiating and executing with the seller a mutually acceptable definitive and binding purchase and sale agreement with respect to the property;

  •
  our completion of satisfactory due diligence with respect to the property; and

  •
  satisfaction of customary closing conditions, including the receipt of third-party consents and approvals.

        There can be no assurance that the sellers will be willing to proceed with a transaction, that we will be able to negotiate and execute a satisfactory definitive purchase and sale agreement with the sellers, that our due diligence will be satisfactory, or that the conditions to closing will be satisfied.

If we are unable to acquire any of the properties we have under contract or LOI, we may experience delays in locating and securing attractive alternative investments.

        We may not be able to acquire some or all of the properties that we have under contract or LOI, which are in various stages of review and negotiation. If we are unable to acquire any of these properties, we may experience delays in locating and securing attractive alternative real estate investments. In addition, we will incur significant expenses in connection with our review and negotiation, including expenses for due diligence and legal fees. To the extent we do not acquire the properties that we currently have under contract or LOI, these expenses will not be offset by revenues from these properties.

The price of our common shares is volatile and may decline.

        The market price our common shares may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common shares.

Future issuances or sales of our common shares may depress the market price of our common shares and have a dilutive effect on our existing shareholders, including purchasers in this offering.

        We cannot predict whether future issuances of our common shares or the availability of shares for resale in the open market may depress the market price of our common shares. Future issuances or sales of a substantial number of our common shares in the public market, or the perception that such issuances or sales might occur, may cause the market price of our shares to decline. In addition, future issuances of our common shares may be dilutive to existing shareholders.

        In connection with this offering, we have entered into a lock-up agreement that prevents us from issuing, subject to certain exceptions, additional common shares or securities convertible or exchangeable for common shares until 45 days after the date of this prospectus supplement, subject to certain extensions, as described in "Underwriting." These lock-up provisions, at any time and without notice, may be waived by Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, underwriters in this offering. We cannot predict whether future issuances or sales of common shares or the availability of shares for resale in the open market will decrease the per share trading price per share of our common shares.

 USE OF PROCEEDS

        We expect that the net proceeds to us from this offering will be approximately $             million, or approximately $             million if the underwriters exercise their option to purchase additional shares in full, in each case, after deduction for the underwriting discount and estimated offering expenses payable by us.

        We intend to use the net proceeds of this offering to fund the future acquisition of our target assets consistent with our investment strategies and for working capital and other general corporate purposes, which may include the repayment or repurchase of indebtedness.

        As of April 19, 2017, we had approximately $105.0 million of borrowings outstanding under the $750.0 million U.S. dollar denominated tranche of our senior unsecured revolving credit facility, which bears interest at a floating rate based upon, at our option, either (i) LIBOR plus an applicable margin ranging from 0.875% to 1.55%, depending on our credit rating, or (ii) the applicable base rate plus an applicable margin ranging from 0.00% to 0.55%, depending on our total leverage ratio.

        Certain affiliates of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, and certain of the other underwriters in this offering are lenders, agents, managers, arrangers and/or bookrunners under our unsecured revolving credit facility and/or our term loan facilities. Certain affiliates of the underwriters may also act as lenders under mortgages on certain of our properties. To the extent that we use any of the net proceeds from this offering to repay amounts we have borrowed, we may borrow or re-borrow in the future under the unsecured revolving credit facility, term loan facilities or any mortgages, those lenders will receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts. See "Underwriting—Other Relationships."

 DISTRIBUTION POLICY

        We intend to make cash or share distributions to our shareholders, consistent with our intention to continue to qualify as a REIT for federal income tax purposes. To qualify as a REIT, we must distribute annually to our shareholders an amount at least equal to 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See "U.S. Federal Income Tax Considerations—Distribution Requirements" in Exhibit 99.1 to our Current Report on Form 8-K that we filed with the SEC on January 6, 2017 under the caption "U.S. Federal Income Tax Considerations," which is incorporated by reference herein and supersedes and replaces in its entirety the information in the accompanying prospectus under the same caption. Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

        The amount, timing and frequency of any distributions will be determined by our Board in its sole discretion. Our Board will consider such factors as it deems relevant when authorizing any distributions, which may include:

  •
  our actual and projected results of operations;

  •
  our liquidity, cash flows and financial condition;

  •
  the revenue from our properties and other investments;

  •
  our operating expenses;

  •
  economic conditions;

  •
  applicable law;

  •
  any debt service requirements;

  •
  our capital expenditures;

  •
  prohibitions and other limitations under our financing arrangements;

  •
  our REIT taxable income;

  •
  the annual distribution requirements under the REIT provisions of the Internal Revenue Code; and

  •
  other factors that our Board may deem relevant.

        Any distributions we make in the future will depend significantly upon our actual results of operations, which may differ materially from our current expectations. For more information regarding risks that could materially and adversely affect our actual results of operations, see "Risk Factors." We cannot assure you that distributions will be made or sustained or that our Board will not change our distribution policy in the future.

        To the extent that our cash available for distribution is less than the amount required to be distributed under the REIT provisions of the Internal Revenue Code, we may consider various funding sources to cover any shortfall, including selling certain of our assets, borrowing funds or using a portion of the net proceeds we receive in future offerings of our shares (and thus all or a portion of such distributions may constitute a return of capital for federal income tax purposes). We also may elect to pay all or a portion of any distribution in the form of a taxable distribution of our shares or debt securities.

        We anticipate that any distributions generally will be taxable as ordinary income to our shareholders, although a portion of any distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our shareholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For a more complete discussion of the tax treatment of distributions to holders of common shares, see "U.S. Federal Income Tax Considerations" in Exhibit 99.1 to our Current Report on Form 8-K that we filed with the SEC on January 6, 2017, which is incorporated by reference herein and supersedes and replaces in its entirety the information in the accompanying prospectus under the same caption.

        Our declaration of trust allows us to issue preferred shares that could have a preference on distributions. The distribution preference on our outstanding Series A Preferred Shares could limit our ability to make distributions to the holders of our common shares. We currently have no intention to issue any additional preferred shares, but, if we do, the distribution preference on the preferred shares could limit our ability to make distributions to the holders of our common shares.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and total capitalization as of December 31, 2016, on an actual basis; and as adjusted to give effect to (i) the issuance and sale by us of 9,000,000 common shares in this offering, after deducting the underwriting discount and estimated expenses of the offering payable by us; and (ii) the use of the net proceeds from this offering.

        This table should be read in conjunction with the section entitled "Use of Proceeds."

	As of December 31, 2016 (Dollars in thousands, except for share information)
	Actual	As Adjusted(1)
Cash and cash equivalents	$67,529	$

Debt:
Senior unsecured revolving credit facility(2)(3)	$65,837		$65,837
Exchangeable senior notes(4)	115,000		115,000
Mortgage notes payable, net(5)	558,642		558,642
Senior unsecured notes, net(6)	496,464		496,464
Senior unsecured term loans(2)(7)	1,225,000		1,225,000

Total debt obligations	2,460,943		2,460,943

Noncontrolling interest in operating partnership	8,643		8,643

Equity (deficit):
Common shares, par value $0.01, 490,000,000 shares authorized, 140,647,971 shares issued and outstanding actual and 149,647,971 shares issued and outstanding as adjusted.	1,406
Series A cumulative redeemable preferred shares, par value $0.01, liquidation preference $87,500, 3,500,000 shares authorized, issued and outstanding actual and as adjusted.	84,394		84,394
Additional paid-in-capital	3,887,793
Accumulated other comprehensive loss	(4,128)		(4,128)
Accumulated deficit	(1,216,753)		(1,216,753)

Total equity	2,752,712

Total Capitalization	$5,222,298	$

(1)
The as adjusted amounts in this offering give effect to the receipt by us of $             million of net proceeds from the sale of 9,000,000 common shares in this offering (assuming no exercise of the underwriters option to purchase additional shares and after deducting the underwriting discount and estimated expenses of the offering payable by us). See "Use of Proceeds" and "Cautionary Note Regarding Forward-Looking Information."

(2)
In December 2015, the Company entered into a Credit Agreement with lead arrangers JPMorgan Chase Bank, N.A., administrative agent, and Merrill Lynch, Pierce, Fenner and Smith Incorporated, as syndication agent, consisting of a $850.0 million senior unsecured revolving credit facility with an initial term of four years with two optional six-month extensions, and $1,050.0 million in senior unsecured term loans, which mature in 2019 and 2021.

(3)
The senior unsecured revolving credit facility consists of a $750.0 million U.S. dollar facility and a $100.0 million multi-currency facility. All amounts outstanding at December 31, 2016 were borrowed under the multi-currency facility.

(4)
In March 2014, the operating partnership of Legacy Gramercy issued $115.0 million of senior unsecured obligations (the "Exchangeable Notes"), which are guaranteed by the Company on a senior unsecured basis. The Exchangeable Notes mature on March 15, 2019, unless redeemed, repurchased or exchanged in accordance with their terms prior to such date. The fair value of the Exchangeable Notes was determined at issuance to be approximately $106.7 million. The discount is being amortized to interest expense over the expected life of the Exchangeable Notes. As of December 31, 2016, the carrying value of the Exchangeable Notes was approximately $108.8 million. The Exchangeable Notes will be exchangeable, under certain circumstances, for cash, for the Company's common shares or for a combination of cash and common shares, at our election. At December 31, 2016, the Exchangeable Notes had an exchange rate of 44.9261 common shares per $1,000 principal amount of the Exchangeable Notes, representing an exchange price of approximately $22.26 per common share.

(5)
Mortgage notes payable represents the outstanding principal balance which includes fair market value adjustments for mortgage notes assumed by us and includes adjustments for premiums or discounts. The carrying value of mortgage notes payable as of December 31, 2016 was $558.6 million.

(6)
In 2016 and 2015, the Company issued $400.0 million and $100.0 million, respectively, in aggregate principal amount of senior unsecured notes in private placement transactions. The notes have maturities ranging from 2022 through 2026.

(7)
In December 2015, we entered into a $175.0 million unsecured term loan with Capital One, N.A., which matures in January 2023.

 DESCRIPTION OF SHARES

        The following is a summary of the material terms of our capital shares and of certain provisions in our declaration of trust and bylaws. For a complete description, you are urged to review in their entirety our charter and our bylaws, and applicable Maryland law. See "Where You Can Find More Information."

General

        Our charter provides that we may issue up to 490,000,000 common shares, $0.01 par value per share, and up to 10,000,000 preferred shares, $0.01 par value per share. As of April 17, 2017, there were 141,523,041 outstanding common shares and 3,500,000 outstanding preferred shares. Under the Maryland REIT Law shareholders generally are not liable for the corporation's debts or obligations.

Common Shares

        Our charter provides that we may issue up to 490,000,000 common shares, $0.01 par value per share. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares, the holders of common shares will possess the exclusive voting power. Holders of our common shares are not entitled to cumulate their votes in the election of trustees.

        Subject to the preferential rights of any other class or series of shares and to the provisions of our declaration of trust regarding the restrictions on transfer of shares, holders of our common shares are entitled to receive distributions on their shares if, as and when authorized by our Board and declared by us out of assets legally available therefor. The holders of our common shares are also entitled to share ratably in our assets legally available for distribution to our common shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all our known debts and liabilities.

        Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Our common shares will have equal dividend, liquidation and other rights.

        Broadridge Financial Solutions, Inc. serves as the registrar and transfer agent for our common shares. Our common shares trade on the NYSE under the trading symbol "GPT."

Preferred Shares

        Our charter provides that we may issue up to 10,000,000 preferred shares, $0.01 par value per share. The preferred shares may be issued from time to time in one or more classes or series, without shareholder approval, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption thereof as established by our Board.

        As of April 17, 2017, there were 3,500,000 preferred shares outstanding, consisting of 3,500,000 shares of our 7.125% Series A Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, $0.01 par value per share. A description of our Series A Preferred Shares is set forth in our Registration Statement on Form 8-A, filed with the SEC on December 15, 2015, which is incorporated herein by reference.

UNDERWRITING

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

Total	9,000,000

        The underwriters and the representatives are collectively referred to as the "underwriters" and the "representatives," respectively. The underwriters are offering the common shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the common shares offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the common shares offered by this prospectus supplement and the accompanying prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters' option to purchase additional shares described below.

        The underwriters initially propose to offer part of the common shares directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers. After the initial offering of the common shares, the offering price and other selling terms may from time to time be varied by the representatives.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 1,350,000 additional common shares at the public offering price listed on the cover page of this prospectus, less the underwriting discount. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional common shares as the number listed next to the underwriter's name in the preceding table bears to the total number of common shares listed next to the names of all underwriters in the preceding table.

        The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 1,350,000 common shares.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

        The estimated offering expenses payable by us, exclusive of the underwriting discount, are approximately $400,000. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority.

        Our common shares are listed on the NYSE under the trading symbol "GPT."

        We and all of our trustees and officers have agreed that, without the prior written consent of the representatives on behalf of the underwriters, we and they will not, during the period ending 45 days after the date of this prospectus supplement (the "restricted period"):

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares;

  •
  file any registration statement with the SEC relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares;

        whether any such transaction described in the first and third bullet above is to be settled by delivery of common shares or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the representatives on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any common shares or any security convertible into or exercisable or exchangeable for common shares.

        The restrictions described in the immediately preceding paragraph to do not apply to:

  •
  (i) transactions by any person other than us relating to common shares or other securities acquired in open market transactions after the completion of this offering, (ii) transfers of our common shares or any security convertible into our common shares by our named executive officers or trustees as a bona fide gift and (iii) distributions of our common shares or any security convertible into our common shares by our named executive officers or trustees to their limited partners or shareholders, provided, in the case of (ii) and (iii), that each donee or distributee, as the case may be, agrees to similar restrictions and, in the case of (i) through (iii) no filing under Section 16(a) of the Exchange Act will be required or will be voluntarily made during the restricted period;

  •
  the sale of common shares by us in this offering to the underwriters;

  •
  the grant by us of restricted shares, options or other securities pursuant to an equity compensation plan described herein or incorporated by reference herein;

  •
  the issuance by us of common shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement;

  •
  the establishment by us or by our named executive officers or trustees of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common shares, provided that (i) such plan does not provide for the transfer of common shares during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the restricted period;

  •
  the filing by us of any post-effective amendment, prospectus or prospectus supplement in respect of our shelf registration statement on Form S-3 (333-208717) related to the resale of common shares issuable upon exchange of the Exchangeable Notes;

  •
  the issuance by us of common shares upon redemption of the OP Units issued in exchange for partnership interests of the operating partnership of Legacy Gramercy and the filing by us of any post-effective amendment, prospectus or prospectus supplement in respect to the Company's shelf registration statement on Form S-3 (333-208717) related to the resale of such common shares; or

  •
  the issuance by the Operating Partnership of OP Units upon conversion of LTIP units outstanding on the date of this prospectus supplement and the issuance by us of common shares upon redemption of such OP Units issued upon conversion of LTIP units under the Operating Partnership's partnership agreement.

        The representatives, in their sole discretion, may release the common shares and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

        In order to facilitate the offering of the common shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, common shares in the open market to stabilize the price of the common shares. These activities may raise or maintain the market price of the common shares above independent market levels or prevent or retard a decline in the market price of the common shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

        A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of common shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

        Certain affiliates of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, and certain of the other underwriters in this offering are lenders, agents, managers, arrangers and/or bookrunners under our unsecured revolving credit facility and/or our term loan facilities. Certain affiliates of the underwriters may also act as lenders under mortgages on certain of our properties. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, we may borrow or re-borrow in the future under the unsecured revolving credit facility, term loan facilities or any mortgages, those lenders will receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts. See "Use of Proceeds."

Selling Restrictions

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the common shares may only be made to persons, or Exempt Investors, who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring common shares must observe such Australian on-sale restrictions.

        This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on these matters.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the "DFSA"). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for the prospectus supplement or the accompanying prospectus. The common shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the common shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

        The common shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

        The common shares which are the subject of this prospectus supplement and the accompanying prospectus do not represent units in a collective investment scheme which is authorized or recognized by the Monetary Authority of Singapore (MAS) under Section 286 or 287 of the Securities and Futures Act (Chapter 289 of Singapore) (SFA) and this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the SFA. This prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of common shares will not be circulated or distributed, nor will common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than institutional investors as defined in Section 4A of the SFA or relevant regulations thereunder.

Notice to Prospective Investors in Japan

        The common shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law), and each underwriter has agreed that it will not offer or sell any common shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in the Netherlands

        The common shares may not be offered or sold, directly or indirectly, in the Netherlands, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Notice to Prospective Investors in Canada

        The common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendments hereto or thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to Section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, Section 3A.4) of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 LEGAL MATTERS

        The validity of the common shares offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Venable LLP and certain legal matters in connection with the shares will be passed upon for us by Morgan, Lewis & Bockius LLP and for the underwriters by Vinson & Elkins L.L.P.

EXPERTS

        The consolidated financial statements of Gramercy Property Trust appearing in Gramercy Property Trust's Annual Report (Form 10-K) for the year ended December 31, 2016, including schedules appearing therein, and the effectiveness of Gramercy Property Trust's internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

        The combined statement of revenues and certain expenses (Historical Summary) of the Dividend Capital Portfolio for the year ended December 31, 2014, appearing in Gramercy Property Trust's Current Report (Form 8-K/A) filed with the SEC on December 22, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Common Shares
Preferred Shares
Depositary Shares
Warrants
Rights
Debt Securities

        Gramercy Property Trust or any selling security holder may offer and sell, from time to time, in one or more series or classes, separately or together, and in amounts, at prices and at terms to be set forth in one or more supplements to this prospectus, the following securities:

  •
  common shares of beneficial interest, par value $0.01 per share;

  •
  preferred shares of beneficial interest, par value $0.01 per share;

  •
  depositary shares representing an entitlement to all rights and preferences of fractions of preferred shares of a specified class or series and represented by depositary receipts;

  •
  warrants to purchase common shares, preferred shares or depositary shares;

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  rights to purchase common shares or preferred shares; or

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  debt securities.

        The common shares, preferred shares, depositary shares, warrants, rights and debt securities collectively are referred to as the "securities" in this prospectus.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

        The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

        Gramercy Property Trust or any selling security holder may offer and sell the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See "Plan of Distribution" beginning on page 75 for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

        As of December 18, 2015, Gramercy Property Trust's common shares are listed on the New York Stock Exchange under the symbol "GPT." Prior to December 18, 2015, Gramercy Property Trust's (formerly known as Chambers Street Properties) common shares were listed on the New York Stock Exchange under the symbol "CSG." Gramercy Property Trust's 7.125% Series A Cumulative Redeemable Preferred Shares are listed on the New York Stock Exchange under the symbol "GPT-PA."

        An investment in these securities entails certain material risks and uncertainties that should be considered. See "Risk Factors" on page 3 of this prospectus for a description of risk factors that should be considered by purchasers of the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2015.

        You should rely only on the information provided or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should read carefully this entire prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, in accordance with General Instruction I.D. of Form S-3, using a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we and/or the selling security holders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or the selling security holders may offer. Each time we and/or the selling security holders sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

        This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        In this prospectus, unless otherwise specified or the context requires otherwise, all references to "our company," "we," "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Gramercy Property Trust and its subsidiaries.

INFORMATION ABOUT GRAMERCY PROPERTY TRUST

        We are a self-administered and self-managed real estate investment trust, or a REIT, focused on acquiring, owning and managing net leased industrial and office properties leased to creditworthy tenants. We were formed under the laws of the state of Maryland on March 30, 2004, and have elected to be taxed as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, or the Code, beginning with the taxable period ended December 31, 2004. On December 17, 2015, we completed a series of transactions, or the Merger, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 1, 2015, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of November 23, 2015, and further amended by the Second Amendment to the Agreement and Plan of Merger, dated as of December 7, 2015, or the Merger Agreement, by and among Chambers Street Properties, a Maryland real estate investment trust, now known as Gramercy Property Trust, Gramercy Property Trust Inc., a Maryland corporation, or Old Gramercy, and Columbus Merger Sub, LLC, a Maryland limited liability company, or Merger Sub, that resulted in the combined company named Gramercy Property Trust. The Merger, while considered a "merger of equals," was accounted for as a reverse acquisition using the acquisition method of accounting and resulted with Gramercy Property Trust Inc. as the accounting acquirer. As a result, the historical financial information for the periods prior to the Merger is that of Gramercy Property Trust Inc.

        We operate in an umbrella partnership REIT structure in which our operating partnerships, GPT Operating Partnership LP (formerly known as CSP Operating Partnership, LP), or GPT OP, and GPT Property Trust LP, or GPT Property Trust and, together with GPT OP, the Operating Partnerships, indirectly own substantially all of the properties acquired on our behalf. We directly and indirectly own all of the general partnership interests of GPT OP and GPT Property Trust and exercise discretion in the day-to-day management and control of the Operating Partnerships.

        Our executive offices are located at 521 Fifth Avenue, 30th Floor, New York, New York, 10175, our telephone number is (212) 297-1000, and our Internet site address is http://www.gptreit.com. Information included on or linked from our Internet site is not incorporated into, and does not constitute part of, this Prospectus.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risks described in the section captioned "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2014 and Gramercy Property Trust Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent periodic reports that we file with the SEC, each of which are incorporated by reference herein, as well as other information in this prospectus and any applicable prospectus supplement before purchasing our securities. Each of the risks described could materially and adversely affect our business, financial condition, results of operations, or ability to make distributions to our shareholders. In such case, you could lose all or a portion of your original investment. See "Where You Can Find More Information" beginning on page 77 of this prospectus. These risks are not the only ones faced by us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the factors referred to above and the cautionary statements referred to in "Cautionary Note Regarding Forward-Looking Statements" below. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described above and in the documents incorporated herein by reference.

Risks Related to the Merger

The pro forma financial information incorporated by reference in the registration statement of which this Prospectus is a part may not be indicative of our actual results.

        The unaudited pro forma combined condensed financial information incorporated by reference in the registration statement of which this Prospectus is a part has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the Merger been completed as of the date indicated, nor is it indicative of our future operating results or financial position. The unaudited pro forma combined condensed financial information does not reflect future events that may occur, including the costs related to the planned integration of both companies in the Merger and any future nonrecurring charges resulting from the Merger, and does not consider potential impacts of current market conditions on revenues or expense efficiencies.

We may be unable to integrate our businesses successfully and realize the anticipated synergies and related benefits of the Merger or do so within the anticipated timeframe.

        The Merger involved the combination of two companies that previously operated as independent public companies. We are required to devote significant management attention and resources to integrating the business practices and operations of both the parties in the Merger. Potential difficulties we may encounter in the integration process include the following:

  •
  the inability to successfully combine the businesses of both parties in a manner that permits the combined company to achieve the cost savings anticipated to result from the Merger, which would result in the anticipated benefits of the Merger not being realized in the timeframe currently anticipated or at all;

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  lost sales and tenants as a result of certain tenants of either company deciding not to do business with us;

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  the complexities associated with managing the combined businesses out of different locations and integrating personnel from the two companies;

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  the additional complexities of combining two companies with different histories, cultures, markets and tenant bases;

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  the failure to retain key employees of either company;

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  potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Merger; and

  •
  performance shortfalls for us as a result of the diversion of management's attention caused by completing the Merger and integrating the companies' operations.

        For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of our management, the disruption of our ongoing business or inconsistencies in our services, standards, controls, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, vendors and employees or to achieve the anticipated benefits of the Merger, or could otherwise adversely affect our business and financial results and our ability to make distributions and payments to our security holders and the market price of our securities.

Our future results will suffer if we do not effectively manage our expanded operations following the Merger.

        We may continue to expand our operations through additional acquisitions and other strategic transactions, some of which involve complex challenges. Our future success of the combined company will depend, in part, upon our ability to manage our expansion opportunities, which pose substantial challenges for us to integrate new operations into our existing business in an efficient and timely manner, and upon our ability to successfully monitor our operations, costs, regulatory compliance and service quality, and to maintain other necessary internal controls. We cannot assure you that our expansion or acquisition opportunities will be successful, or that we will realize our expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," "should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties:

  •
  our business strategy;

  •
  our ability to obtain future financing arrangements;

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  estimates relating to our future distributions;

  •
  our understanding of our competition;

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  market trends;

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  projected capital expenditures;

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  the impact of technology on our assets, operations and business; and

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  the use of the proceeds of any offerings of securities.

        The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities, along with the following factors that could cause actual results to vary from our forward-looking statements:

  •
  general volatility of the securities markets in which we participate;

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  national, regional and local economic climates;

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  economic conditions in the commercial finance and real estate markets and the banking industry;

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  changes in supply and demand for industrial and office properties;

  •
  the actions of our competitors and our ability to respond to those actions;

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  adverse changes in the real estate markets, including increasing vacancy, increasing competition and decreasing rental revenue;

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  uninsured or underinsured losses relating to our properties;

  •
  availability of investment opportunities on real estate assets and real estate-related and other securities;

  •
  availability and credit worthiness of prospective tenants;

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  our ability to maintain rental rates and maximize occupancy;

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  our ability to identify and secure acquisitions;

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  our ability to successfully manage growth and/or operate acquired properties;

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  our pace of acquisitions and/or dispositions of properties;

  •
  risks related to development projects (including construction delay, cost overruns or our inability to obtain necessary permits);

  •
  payment of distributions from sources other than cash flows and operating activities;

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  receiving and maintaining corporate debt ratings and changes in the general interest rate environment;

  •
  the adequacy of our cash reserves, working capital and other forms of liquidity;

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  the reduction in cash flows received from our investments;

  •
  availability of capital (debt and equity);

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  our ability to refinance existing indebtedness or incur additional indebtedness;

  •
  ability to comply with our debt covenants;

  •
  unanticipated increases in financing and other costs, including a rise in interest rates;

  •
  volatility or reduction in the value or uncertain timing in the realization of our retained collateralized debt obligation bonds (CDOs);

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  the actual outcome of the resolution of any conflict;

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  early termination of management agreements;

  •
  material adverse actions or omissions by any of our joint venture partners;

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  our ability to profitably dispose of non-core assets;

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  the high tenant concentration of a single tenant, Bank of America, N.A.;

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  our ability to operate as a self-managed company;

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  availability of and ability to retain our executive officers and other qualified personnel;

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  changes to our management and board of directors;

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  declining real estate valuations and impairment charges;

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  future terrorist attacks or epidemics in the United States or abroad;

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  our inability to comply with the laws, rules and regulations applicable to companies, and in particular, public companies;

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  our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes and qualify for our exemption under the Investment Company Act, our operating partnerships' ability to satisfy the rules in order for them to each qualify as a partnership or disregarded entities for federal income tax purposes, and the ability of certain of our subsidiaries to qualify as REITs and certain of our subsidiaries to qualify as taxable REIT subsidiaries, or TRSs, for U.S. federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

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  our international operations, including unfavorable foreign currency rate fluctuations, enactment of changes in laws relating to foreign ownership of property, and local economic or political conditions that could adversely affect our earnings and cash flows;

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  changes to accounting principles and policies and guidelines applicable to REITs;

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  legislative or regulatory changes adversely affecting REITs and the real estate business;

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  environmental, regulatory and/or safety requirements and risks related to natural disasters;

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  our ability to successfully integrate the respective business operations of both parties in the Merger or our ability to successfully integrate any future acquisitions, maintain key personnel and customer relationships and obtain favorable contract renewals;

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  our ability to realize the anticipated cost savings, synergies and other benefits of the Merger; and

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  other factors discussed under Item 1A "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2014 and Gramercy Property Trust Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014 and those factors that may be contained in any filing we make with the SEC, including Part II, Item 1A of Form 10-Qs.

        Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see "Risk Factors" on page 3 of this prospectus.

 RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED SHARES DIVIDENDS

        The following unaudited table presents the consolidated ratio of earnings to fixed charges and earnings to combined fixed charges and preferred shares dividends as defined in Item 503(d) of Regulation S-K for the periods indicated. You should read these ratios in conjunction with Exhibit 12.1 filed as an exhibit to the registration statement of which this prospectus is a part.

Nine Months Ended
For the Years Ended December
September 30, 2015
		2014	2013(2)	2012(2)	2011(2)	2010(2)
Consolidated Ratio of Earnings to Fixed Charges(1)	1.2x	4.4x	1.7x	0.9x	0.9x	0.9x
Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Shares Dividends(1)	1.0x	3.1x	1.2x	0.8x	0.9x	0.8x

(1)
The Merger, while considered a "merger of equals," was accounted for as a reverse acquisition using the acquisition method of accounting and resulted with Gramercy Property Trust Inc. as the accounting acquirer. As a result, the historical financial information for the periods prior to the Merger is that of Gramercy Property Trust Inc.

(2)
For the years ended December 31, 2012, 2011 and 2010, earnings were not sufficient to cover fixed charges by $12.1 million, $20.5 million and $25.7 million, respectively. For the years ended December 31, 2012, 2011 and 2010, earnings were not sufficient to cover fixed charges and preferred dividends by $19.3 million, $27.6 million and $34.5 million, respectively.

        For the purpose of computing the ratios above, earnings have been calculated by taking pre-tax income from continuing operations before adjustment for income from equity investees and adding fixed charges, distributed income of equity investees and subtracting capitalized interest. Fixed charges consist of the sum of interest costs, whether expensed or capitalized, and amortized premiums, discounts and capitalized expenses related to indebtedness. Preferred shares dividends are the amount of pre-tax earnings that are required to pay the dividends on outstanding preferred securities.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general trust purposes and working capital, which may include the repayment of existing indebtedness, new investment opportunities, the development or acquisition of additional properties (including through the acquisition of individual properties, portfolios and companies) as suitable opportunities arise and the renovation, expansion and improvement of our existing properties. Further details relating to the use of the net proceeds will be set forth in the applicable prospectus supplement.

        Unless otherwise described in any applicable prospectus supplement, we will not receive the proceeds of sales by selling security holders, if any.

 DESCRIPTION OF SECURITIES OF GRAMERCY PROPERTY TRUST

        The following descriptions of the material terms of the securities of Gramercy Property Trust are only a summary and are subject to, and qualified in their entirety by reference to, the more complete descriptions of the securities in the following documents: (a) Gramercy Property Trust's declaration of trust and (b) Gramercy Property Trust's bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. Please note that in this section, references to "our company," "we," "our" and "us" refer only to Gramercy Property Trust and not to its subsidiaries or the Operating Partnerships, unless the context requires otherwise. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. See "Where You Can Find More Information."

 DESCRIPTION OF SHARES

General

        Under our declaration of trust, we have the authority to issue a total of 1,000,000,000 shares of beneficial interest. Of the total shares authorized, 990,000,000 shares are classified as common shares, par value $0.01 per share, or the common shares, and 10,000,000 shares are classified as preferred shares, par value $0.01 per share, or the preferred shares. In addition, our board of trustees may, without shareholder approval, amend our declaration of trust from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue. As of September 30, 2015, 236,855,738 common shares were issued and outstanding. In connection with the Merger, we issued 183,505,034 newly issued common shares to the stockholders of Gramercy Property Trust Inc. in exchange for their shares of Gramercy Property Trust Inc. common stock. On December 17, 2015, we also issued 3,500,000 shares of our 7.125% Series A Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, or the Series A Preferred Shares, pursuant to the terms of the Merger Agreement. No other preferred shares are issued and outstanding. Under Maryland law, our shareholders are generally not liable for our debts or obligations.

Description of Common Shares

        Subject to the restrictions on transfer and ownership of shares contained in our declaration of trust and except as may otherwise be specified in our declaration of trust, the holders of common shares are entitled to one vote per share on all matters voted on by shareholders, including the election of our trustees. Our declaration of trust does not provide for cumulative voting in the election of our trustees. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of trustees. Subject to any preferential rights of any outstanding classes or series of preferred shares, the holders of common shares are entitled to such dividends as may be authorized from time to time by our board of trustees and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. All shares issued and outstanding are fully paid and non-assessable common shares of beneficial interest. Holders of common shares do not have preemptive rights and therefore will not have an automatic option to purchase any new shares that we issue. Our declaration of trust authorizes our board of trustees, without shareholder approval, to classify or reclassify any unissued common shares from time to time into one or more classes or series of shares.

        We do not issue certificates for our shares. Shares are held in "uncertificated" form which eliminates the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminates the need to return a duly executed share certificate to effect a transfer. Transfers can be effected by following the procedures described below under "Restrictions on Ownership and Transfer."

Power to Issue Additional Common Shares and Preferred Shares

        We believe that the power of our board of trustees to issue additional common shares or preferred shares will provide us with increased flexibility in making investment acquisitions and in meeting other needs which might arise. The additional common shares are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our shares may be listed or traded.

Number of Trustees; Vacancies

        Our declaration of trust and bylaws provide that the number of our trustees may be established by a majority of the entire board of trustees but may not be fewer than the number required by Maryland REIT law. Our bylaws also provide that the number of trustees may not be more than ten. Our board of trustees currently consists of nine trustees, eight of whom are independent, and one vacancy. Any vacancy on our board may be filled only by a majority of the remaining trustees, even if such a majority constitutes less than a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred. Although the number of trustees may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent trustee.

Annual Elections

        Each of our trustees is elected by our shareholders to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies. Trustees will be elected by a plurality of the votes cast at a meeting of shareholders at which trustees are to be elected and at which a quorum is present.

Meetings and Special Voting Requirements

        An annual meeting of the shareholders is held each year, after delivery of our annual report, at a convenient location and on proper notice, on the date and at the time and place set by our board of trustees. Special meetings of shareholders may be called only upon the request of our trustees, the chairman of our board of trustees, our president or our chief executive officer and, subject to certain procedural requirements set forth in our bylaws, must be called by our secretary to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at such meeting. The presence in person or by proxy of shareholders entitled to cast at least a majority of all the votes entitled to be cast at a meeting on any matter shall constitute a quorum. Generally, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary to take shareholder action, except as set forth in the next paragraph and except that a plurality of the votes cast at a meeting at which a quorum is present is sufficient to elect a trustee.

        Under the Maryland REIT Law, a Maryland REIT generally cannot amend its declaration of trust or merge with or convert into another entity, unless declared advisable by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland REIT may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our declaration of trust provides for a majority vote in these situations. Under the Maryland REIT law, the declaration of trust of a Maryland REIT may permit the trustees, by a two-thirds vote of the entire board of trustees, to amend the declaration of trust from time to time to qualify as a REIT under the Code, or the Maryland REIT Law, without the affirmative vote or written consent of the shareholders. Our declaration of trust permits such action by our board of trustees. Subject to the provisions of any class or series of our shares outstanding, we may merge or consolidate with another entity or entities or sell, lease, exchange or otherwise transfer all or substantially all of our property, if approved by our board of trustees and, except as otherwise permitted by law, by the affirmative vote of not less than a majority of all the votes entitled to be cast on the matter. Our declaration of trust provides that shareholders are not entitled to exercise appraisal rights unless our board of trustees determines that appraisal rights apply, with respect to all or any classes or series of shares, to a particular transaction or all transactions occurring after the date of such determination in connection with which shareholders would otherwise be entitled to exercise appraisal rights.

Restrictions on Ownership and Transfer

        Our declaration of trust, subject to certain exceptions, contains certain restrictions on the number of our shares that a person may own. Our declaration of trust prohibits, with certain exceptions, direct or constructive ownership by any person of more than 9.8% in number or value, whichever is more restrictive, of the aggregate of our outstanding common shares or more than 9.8% in number or value, whichever is more restrictive, of the aggregate of any class or series of our outstanding preferred shares. Our declaration of trust further prohibits (i) any person from beneficially or constructively owning shares that would result in us being "closely held" under Section 856(h) of the Code (without regard to whether the ownership is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT and (ii) any person from transferring shares if such transfer would result in our shares being beneficially owned by fewer than 100 persons. Our board of trustees, in its sole discretion, may exempt (prospectively or retroactively) a person from the share ownership limits if it determined (i) that such exemption will not result in us being "closely held" within the meaning of Section 856(h) of the Code or otherwise would result in us failing to qualify as a REIT and (ii) that such person does not and will not own, actually or constructively, an interest in of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.8% interest in such tenant unless the revenue is derived by us from such tenant is sufficiently small that, in the opinion of the board of trustees, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must represent to the satisfaction of our board of trustees that it will not violate the aforementioned restriction. The person also must agree that any failure to perform a covenant, misrepresentation, violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares causing such violation to a trust. Our board of trustees may require a ruling from the Internal Revenue Service, or the IRS, or an opinion of counsel, in either case in form and substance satisfactory to our board of trustees in its sole discretion, to determine or ensure our qualification as a REIT.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on ownership and transfer, or any person who would have owned our shares that resulted in a transfer of shares to a trust in the manner described below, is required to give notice immediately to us, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on us.

        If any transfer of our shares occurs which, if effective, would result in any person beneficially or constructively owning shares in excess or in violation of the share ownership limits or would result in us being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares, the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share), shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. If the transfer to the trust would not be effective for any reason to prevent the violation of such limitations, then the transfer of that number of shares that otherwise would cause such violation will be null and void and the prohibited owner will acquire no rights in such shares. Shares held in the trust shall be issued and outstanding shares. The prohibited owner shall not benefit economically from ownership of any shares held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust shall have all voting rights and rights to dividends or other distributions with respect to shares held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares have been transferred to the trustee shall be paid by the recipient of such dividend or other distribution to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividend or other distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares held in the trust and, subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee shall not have the authority to rescind and recast such vote. Any transfer of shares that, if effective, would result in shares being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares.

        Within 20 days after receiving notice from us that shares have been transferred to the trust, the trustee shall sell the shares held in the trust to a person, whose ownership of the shares does not violate any of the ownership limitations set forth in our declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our declaration of trust, of such shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary. If, prior to the discovery by us that shares have been transferred to the trust, such shares are sold by a prohibited owner, then (i) such shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.

        In addition, shares held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a gift or devise, the market price at the time of such gift or devise) and (ii) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the trustee has sold the shares held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner. We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

        Every record holder of 5.0% or more (or such other percentage as required by the Code and the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations) of all classes or series of our outstanding shares, including our common shares on any dividend record date during each taxable year, within 30 days after the end of each taxable year, shall be required to give written notice to us stating the name and address of such record holder, the number of each class and series of our shares that the record holder beneficially owns and a description of the manner in which such shares are held. Each such record holder shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the share ownership limits. In addition, each record holder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common shares or otherwise be in the best interest of the shareholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is Broadridge Financial Solutions, Inc.

Description of Preferred Shares

        Our declaration of trust provides that we may issue up to 10,000,000 preferred shares, par value $0.01 per share. As of September 30, 2015, we had no outstanding preferred shares. On December 17, 2015, pursuant to the terms of the Merger Agreement, we issued 3,500,000 Series A Preferred Shares. Preferred shares may be issued independently or together with any other securities and may be attached to or separate from the securities. The following description of the preferred shares sets forth general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our declaration of trust and bylaws and any applicable articles supplementary designating and setting forth the terms of a class or series of preferred shares. The applicable articles supplementary will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The issuance of preferred shares could adversely affect the voting power, dividend rights and other rights of holders of common shares. Our board of trustees could establish another class or series of preferred shares that could, depending on the terms of the class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common shares or otherwise be in the best interest of the holders thereof. The issuance of preferred shares could have the effect of delaying or preventing a change in control of our company. Our board of trustees has no present plans to issue additional preferred shares, but may do so at any time in the future without shareholder approval.

Terms

        Our declaration of trust authorizes our board of trustees, without shareholder approval, to classify any unissued preferred shares and reclassify any previously classified but unissued preferred shares of any series from time to time into one or more classes or series of shares. Our board of trustees may determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common shares. Reference is made to the prospectus supplement relating to the class or series of preferred shares offered thereby for the specific terms thereof, including:

  •
  the designation of the class and/or series of preferred shares;

  •
  the voting rights, if any, of the preferred shares;

  •
  the number of preferred shares, the liquidation preference per preferred share and the offering price of the preferred shares;

  •
  the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred shares;

  •
  the date from which dividends on the preferred shares shall accumulate, if applicable;

  •
  the procedures for any auction and remarketing, if any, for the preferred shares;

  •
  the provision for a sinking fund, if any, for the preferred shares;

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  the provision for, and any restriction on, redemption or repurchase, if applicable, of the preferred shares;

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  any listing of the preferred shares on any securities exchange;

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  the terms and conditions, if applicable, upon which the preferred shares may or will be convertible into or exchangeable for our common shares or other securities, including the conversion price or manner of calculation thereof;

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  the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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  whether interests preferred shares would be represented by depositary shares;

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  any restrictions on ownership and transfer in addition to those described below;

  •
  any limitations on the issuance of any class or series of preferred shares ranking senior or equal to any series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

  •
  a discussion of U.S. federal income tax considerations applicable to the preferred shares; and

  •
  any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred shares.

        The terms of each class or series of preferred shares will be described in any prospectus supplement related to such class or series of preferred shares and will contain a discussion of any material Maryland law or material U.S. federal income tax considerations applicable to the preferred shares.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, the preferred shares will have the rights with respect to payment of dividends set forth below.

        Holders of the preferred shares of each class or series will be entitled to receive, when, as and if authorized by our board of trustees and declared by us, out of our assets legally available for payment, cash dividends in the amounts and on the dates as will be set forth in, or pursuant to, the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our share transfer books on the record dates as shall be fixed by our board of trustees.

        Dividends on any class or series of preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of trustees fails to declare a dividend payable on a dividend payment date on any class or series of preferred shares for which dividends are non-cumulative, then the holders of such class or series of preferred shares will have no right to receive a dividend in respect of the related dividend period and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on such class or series of preferred shares are declared payable on any future dividend payment date.

        While preferred shares of any class or series are outstanding, no dividends will be declared and paid or declared and set apart for payment on any of our capital stock of any other class or series ranking, as to dividends, on a parity with or junior to the preferred shares of such outstanding class or series for any period unless:

  •
  if such class or series of preferred shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment for all past dividend periods; or

  •
  if such class or series of preferred shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment on the preferred shares of such class or series.

        When dividends are not paid in full or a sum sufficient for the full payment is not so set apart upon preferred shares of any class or series and the shares of any other class or series of preferred shares ranking on a parity as to dividends with the preferred shares of such class or series, all dividends declared upon the preferred shares of such class or series and any other class or series of preferred shares ranking on a parity as to dividends with the preferred shares shall be declared pro rata so that the amount of dividends declared per preferred share of such class or series and the other class or series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per preferred share of such class or series and the other class or series of preferred shares which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares, does not have a cumulative dividend, bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such class or series which may be in arrears.

        Except as provided in the immediately preceding paragraph, unless (a) if such class or series of preferred shares has a cumulative dividend, full cumulative dividends on the preferred shares of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, and (b) if such class or series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends, other than in common shares or other capital stock ranking junior to the preferred shares of such class or series as to dividends and upon liquidation, shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the common shares, or any of our other capital stock ranking junior to or on a parity with the preferred shares of such class or series as to dividends or upon liquidation, nor shall any common shares, or any other of our capital stock ranking junior to or on a parity with the preferred shares of such class or series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration or any moneys be paid to or made available for a sinking fund for the redemption of any of the shares by us except:

  •
  by conversion into or exchange for other of our capital stock ranking junior to the preferred shares of such series as to dividends and upon liquidation; or

  •
  redemptions for the purpose of preserving our qualification as a REIT.

Redemption

        If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

        The prospectus supplement relating to a class or series of preferred shares that is subject to mandatory redemption will specify the number of preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon which shall not, if the preferred shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for the preferred shares of any class or series is payable only from the net proceeds of the issuance of our capital stock, the terms of the preferred shares may provide that, if no capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares shall automatically and mandatorily be converted into the applicable capital stock of our company pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, unless (a) if a class or series of preferred shares has a cumulative dividend, full cumulative dividends on all shares of any class or series of preferred shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, and (b) if a class or series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of any classes or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any classes or series of preferred shares shall be redeemed unless all outstanding preferred shares of such class or series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of a class or series to preserve our REIT qualification or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such class or series. In addition, unless (a) if a class or series of preferred shares has a cumulative dividend, full cumulative dividends on all outstanding shares of any classes or series of preferred shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, and (b) if a class or series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of any class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire, directly or indirectly, any preferred shares of such class or series except by conversion into or exchange for our capital stock ranking junior to the preferred shares of such class or series as to dividends and upon liquidation; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such class or series to preserve our REIT qualification or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such class or series. If fewer than all of the outstanding shares of preferred shares of any class or series are to be redeemed, the number of shares to be redeemed will be determined by us and the shares may be redeemed pro rata from the holders of record of the shares in proportion to the number of the shares held or for which redemption is requested by the holder, with adjustments to avoid redemption of fractional shares, or by lot in a manner determined by us. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares of any class or series to be redeemed at the address shown on our share transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and class or series of the preferred shares to be redeemed;

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  the redemption price;

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  the place or places where certificates for the preferred shares are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

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  the date upon which the holder's conversion rights, if any, as to the shares shall terminate.

        If fewer than all the preferred shares of any series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of preferred shares to be redeemed from each holder. If notice of redemption of any preferred shares has been given and if the funds necessary for the redemption have been set apart by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date dividends will cease to accumulate on the preferred shares, and all rights of the holders of the preferred shares will terminate, except the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of our beneficial interest ranking junior to the preferred shares of a class or series in the distribution of assets upon any liquidation, dissolution or winding up of our company, the holders of the preferred shares shall be entitled to receive out of our assets of our company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share that is set forth in the applicable prospectus supplement, plus an amount equal to all dividends accumulated and unpaid thereon, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no rights or claim to any of our remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares of such series and the corresponding amounts payable on all shares of other classes or series of beneficial interest of our company ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other classes or series of beneficial interest shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        Our consolidation or merger with or into any other entity, or the merger of another entity with or into our company, or a statutory share exchange by us, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our company.

Voting Rights

        Holders of the preferred shares will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

        Whenever dividends on any class or series of preferred shares shall be in arrears for six or more quarterly periods, the holders of the preferred shares, voting separately as a single class with all other classes or series of preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional trustees of our company at a special meeting called upon the written request of the holders of record of at least 20 percent of any class or series of preferred shares so in arrears, unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, or at the next annual meeting of shareholders, and at each subsequent annual meeting until (a) if such class or series of preferred shares has a cumulative dividend, all dividends accumulated on these preferred shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment or (b) if such class or series of preferred shares do not have a cumulative dividend, four quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment. In these cases, the entire board of trustees will be automatically increased by two trustees.

        Unless provided otherwise for any class or series of preferred shares, so long as any preferred shares remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of a class or series of preferred shares outstanding at the time, given in person or by proxy, either in writing or at a meeting with such class or series voting separately as a class:

  (a)
  authorize or create, or increase the authorized or issued shares of, any class or series of beneficial interest ranking senior to the preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our company or reclassify any of our authorized shares of beneficial interest into such number of classes or series of preferred shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of such class or series of preferred shares; or

  (b)
  amend, alter or repeal the provisions of the declaration of trust, including the articles supplementary for such series of preferred shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred shares; provided, however, with respect to the occurrence of any of the events set forth above, so long as such class or series of preferred shares remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an event we may not be the surviving entity, the occurrence of any similar event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of such class or series of preferred shares; and provided, further, that (x) any increase in the number of authorized preferred shares or the creation or issuance of any other class or series of preferred shares, or (y) any increase in the number of authorized shares of a class or series of preferred shares or any other class or series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such class or series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our company, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote or consent would otherwise be required shall be effected, all outstanding shares of such class or series of preferred shares shall have been converted, redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect the redemption.

Conversion Rights

        The terms and conditions, if any, upon which any class or series of preferred shares is convertible into common shares will be set forth in the applicable prospectus supplement. The terms will include the number of common shares into which the preferred shares are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of our preferred shares or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred shares.

Shareholder Liability

        Maryland law provides that no shareholder, including holders of preferred shares, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for these acts or obligations.

Registrar and Transfer Agent

        The transfer agent and registrar for our preferred shares is Broadridge Financial Solutions, Inc.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer depositary shares representing fractional interests in the preferred shares rather than full preferred shares. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a preferred share of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement relating to the offering of such depositary shares. The preferred shares represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and paying agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. The form of the deposit agreement and the form of the depositary receipt will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the form of designation for the applicable class or series of preferred shares. While the deposit agreement relating to a particular class or series of preferred shares may have provisions applicable solely to that class or series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:

Dividends and Other Distributions

        Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred shares of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred shares an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Shares

        A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred shares and any money or other property to which the depositary shares relate.

Redemption of Depositary Shares

        Whenever we redeem preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of preferred shares held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those preferred shares. If fewer than all the depositary shares relating to a class or series of preferred shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

        Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class or series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

        Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number (or fraction of a share) of preferred shares that is represented by the depositary share.

Conversion

        If a class or series of preferred shares is convertible into or exchangeable for common shares or other of our securities or property, holders of depositary shares relating to that class or series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert or exchange them, receive the common shares or other securities or property into which the number of preferred shares (or fractions of shares) to which the depositary shares relate could at the time be converted or exchanged.

Amendment and Termination of a Deposit Agreement

        We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the class or series of preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

  •
  all outstanding depositary shares to which it relates have been redeemed or converted; or

  •
  the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

        There will be provisions: (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common shares, preferred shares or depositary shares and may issue warrants independently or together with common shares, preferred shares or depositary shares or attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of the warrant agreement and the form of the warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the type and number of securities purchasable upon exercise of such warrants;

  •
  the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

  •
  the date, if any, on and after which such warrants and the related securities will be separately transferable;

  •
  the price at which each security purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  any anti-dilution protection;

  •
  a discussion of certain U.S. federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

        Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the common shares or preferred shares purchasable upon such exercise may be entitled.

        Each warrant will entitle the holder to purchase for cash such number of common shares, preferred shares or depositary shares, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in the applicable prospectus supplement, unexercised warrants will be void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

        We may issue rights to our shareholders for the purchase of common shares or preferred shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of the rights agreement and the form of the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

  •
  the date for determining the shareholders entitled to the rights distribution;

  •
  the aggregate number of common shares or preferred shares of a specified class and/or series purchasable upon exercise of such rights and the exercise price;

  •
  the aggregate number of rights being issued;

  •
  the date, if any, on and after which such rights may be transferable separately;

  •
  the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

  •
  any special U.S. federal income tax consequences; and

  •
  any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF DEBT SECURITIES

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture between us and a "Senior Indenture Trustee," referred to as the "Senior Indenture," and subordinated debt securities will be issued under an indenture between us and a "Subordinated Indenture Trustee," referred to as the "Subordinated Indenture." This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture, collectively, as the "Indentures." The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the "Trustee."

        The forms of Indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

        Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

        The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture.

Information in the Prospectus Supplement

        The prospectus supplement for any offered series of debt securities will describe some or all of the following terms, as applicable:

  •
  the title or designation;

  •
  whether the debt is senior or subordinated;

  •
  the aggregate principal amount offered and authorized denominations;

  •
  the initial public offering price;

  •
  the maturity date or dates;

  •
  any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

  •
  whether the debt securities are fixed-rate debt securities or floating rate debt securities or original issue discount debt securities;

  •
  if the debt securities are fixed-rate debt securities, the yearly rate at which the debt security will bear interest, if any;

  •
  if the debt securities are floating-rate debt securities, the method of calculating the interest rate;

  •
  if the debt securities are original issue discount debt securities, their yield to maturity;

  •
  the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

  •
  if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

  •
  any provisions for the payment of additional amounts for taxes;

  •
  the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

  •
  whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;

  •
  the terms and conditions on which the debt securities may be redeemed at our option;

  •
  any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

  •
  the names and duties of any co-Indenture Trustees, depositaries, auction agents, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

  •
  any material provisions of the applicable Indenture described in this prospectus that do not apply to the debt securities;

  •
  the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries' debt;

  •
  if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior debt;

  •
  the place where we will pay principal and interest;

  •
  additional provisions, if any, relating to the defeasance of the debt securities;

  •
  any U.S. federal income tax consequences relating to the offered securities, if material;

  •
  the dates on which premiums, if any, will be paid;

  •
  our right, if any, to defer payment of interest and the maximum length of this deferral period;

  •
  any listing of the debt securities on a securities exchange; and

  •
  any other specific terms of the debt securities.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

        The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

        In general, the holders of all senior debt securities are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

        If we default in the payment of any principal, premium, interest or other monetary amounts due and payable on any senior indebtedness, after any applicable grace period, we cannot make a payment on account of, redeem or otherwise acquire the subordinated debt securities unless and until the default is cured, waived or ceases to exist.

        If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities.

        Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that are declared due and payable upon an event of default under the Subordinated Indenture, holders of all our senior indebtedness will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

        Unless otherwise specified in the applicable prospectus supplement, "senior indebtedness" means:

  •
  the principal, interest and any other amounts owing in respect of our indebtedness for borrowed money or indebtedness of others that we guarantee and indebtedness evidenced by bonds, notes, debentures or other similar instruments or letters of credit issued by us, including any senior debt securities issued under any Senior Indenture, or letters of credit;

  •
  all capitalized lease obligations;

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  all hedging obligations;

  •
  all obligations representing the deferred purchase price of property; and

  •
  all deferrals, renewals, extensions and refundings of obligations of the type referred to above.

        However, "senior indebtedness" does not include:

  •
  subordinated debt securities; and

  •
  any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

        Certain series of the subordinated debt securities may be subject to supplemental Indentures that alter the definitions of indebtedness and senior indebtedness as defined in the Subordinated Indenture. Because the definitions of indebtedness and senior indebtedness applicable to some of the series of subordinated debt may differ in a number of respects from the definitions applicable to other series, it is possible that holders of certain series of subordinated debt securities may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of subordinated debt securities than holders of other series of subordinated debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

        We may not, in a single transaction or a series of related transactions:

  •
  consolidate or merge with or into any other person or permit any other person to consolidate or merge with or into us; or

  •
  transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

unless, in either such case:

  •
  we are the surviving company or, in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States, or any state thereof or the District of Columbia, and expressly assumes, by supplemental indenture, all of our obligations under the Indentures;

  •
  immediately after giving effect to the transaction, no default on the debt securities exists; and

  •
  an officer's certificate and an opinion of counsel concerning certain matters are delivered to the Trustee.

        In addition, any offered series of debt securities may have additional covenants which will be described in the applicable prospectus supplement.

Modification of the Indentures

        Under the Indentures, we and the relevant Trustee may amend the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the relevant Trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or such other percentage as may be specified in the applicable prospectus supplement, modify the applicable Indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:

  •
  change the fixed maturity of any such debt securities or the date on which any payment of interest on the debt securities is due and payable;

  •
  reduce the principal amount or interest rate on any debt security;

  •
  reduce the premium payable upon any redemption of the debt securities;

  •
  reduce the amount of principal payable on the acceleration of any debt securities issued originally at a discount;

  •
  change the place of payment of, or type of currency for payment of, debt securities;

  •
  impair the right to sue for the enforcement of any payment of principal, or any installment of interest or premium on or after the maturity (including in connection with a redemption, on or after the redemption date) of the debt securities;

  •
  reduce the percentage of debt securities of a series whose holders need to consent to a modification or a waiver;

  •
  modify any of the provisions in the applicable Indentures related to modifications that require the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or provisions in the applicable Indentures related to the waiver of past defaults by the holders of debt securities, except to increase any such percentage or provide that certain other provisions may not be modified without the consent of each holder of the debt securities; or

  •
  in the case of the Subordinated Indenture, modify any provision affecting the subordination or ranking of the securities in a manner which adversely affects the holders.

Events of Default

        Unless otherwise specified in an applicable prospectus supplement, each Indenture provides that events of default regarding any series of debt securities will be:

  •
  our failure to pay interest on any debt security of such series when due and payable, continued for 30 days;

  •
  our failure to pay principal on any debt security of such series when due;

  •
  our failure to make any deposit of any sinking fund payment when due on debt securities of such series;

  •
  our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure; and

  •
  certain events of bankruptcy or insolvency, whether voluntary or not, with respect to us or any material subsidiary.

        In addition, the applicable prospectus supplement will describe any other event of default set forth in the applicable Indenture.

        If an event of default regarding debt securities of any series issued under the Indentures should occur and be continuing, either the Trustee or the holders of at least 25% in the principal amount of outstanding debt securities of such series may declare the principal amount of each debt security of that series due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us or any material subsidiary, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the Trustee.

        No event of default regarding one series of debt securities issued under an Indenture is necessarily an event of default regarding any other series of debt securities.

        Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the Trustee under the Indentures and to waive certain past defaults regarding such series. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

        Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the Trustee to take action. Holders must also offer reasonable indemnity satisfactory to the Trustee against liabilities incurred by the Trustee for taking such action, and the Trustee must have failed to institute any proceeding within 60 days after receiving such notice and offer of indemnity. These limitations do not apply if the holders of a majority of debt securities of the applicable series give an inconsistent direction. In addition, these limitations also do not apply to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium, if any.

        Each Trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the Trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

        We are required to furnish to each Trustee an annual statement as to compliance with all conditions and covenants under the Indenture.

Defeasance

        We may discharge or defease our obligations under the Indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

        We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the Trustee for cancellation by irrevocably depositing with the Trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and we have paid all other sums payable under the applicable Indenture.

        If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the Trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the IRS or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the Trustee (i) an officers' certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

        We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest. Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC, and transfers of beneficial interests will only be effected through DTC's records.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

  •
  DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934, or the Exchange Act, and no successor depositary has been appointed for 90 days;

  •
  an event of default exists with respect to such global security;

  •
  we direct the applicable Trustee to do so; or

  •
  we determine, in our sole discretion, that the global security shall be exchangeable.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers of debt securities in certificated form may be registered at the Trustee's corporate office or at the offices of any paying agent or Trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities.

Trustee

        The Trustee shall be named in the applicable prospectus supplement.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares, preferred shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common shares or other securities to be received by the holders of such series of debt securities to be adjusted.

Governing Law

        Unless otherwise stated in the applicable prospectus supplement, the debt securities and the Indentures will be governed by the law of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF GLOBAL SECURITIES

        We may issue securities offered pursuant to this prospectus and any accompanying prospectus supplement in the form of one or more global securities, which we will refer to as the "global securities," that will be deposited with or on behalf of a depositary. Unless otherwise indicated in the applicable prospectus supplement, the depositary with respect to the global securities will be DTC, and the following is a summary of the depositary arrangements applicable to those global securities.

        Each global security will be deposited with or on behalf of DTC or its nominee and will be registered in the name of a nominee of DTC. DTC will thus be the only registered holder of these securities. That means that we, any Trustee, issuing and paying agent, registrar, or our other agent for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. Except under the limited circumstances described below, global securities will not be exchangeable for definitive securities.

        Only institutions that have accounts with DTC, which we refer to as "DTC participants," or persons that may hold interests through DTC participants may own beneficial interests in a global security. DTC will maintain records reflecting ownership of beneficial interests in the global securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC will have no knowledge of the actual beneficial owners of the securities. The laws of some jurisdictions require that some types of purchasers take physical delivery of securities in definitive form. Those laws may impair your ability to transfer beneficial interests in a global security.

        Upon the issuance of a global security and the deposit of that global security with or on behalf of DTC, DTC will credit on its book-entry registration and transfer system, the respective liquidation amount represented by that global security to the accounts of the DTC participants.

        We will make distributions and other payments on the global securities to DTC or its nominee as the registered owner of the global security. We expect that DTC will, upon receipt of any distribution, redemption or other payment on a global security, immediately credit the DTC participants' accounts with payments in proportion to their beneficial interests in the global security, as shown on the records of DTC or its nominee. We also expect that standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in the global securities held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." The DTC participants will be responsible for those payments.

        We and the paying agent or the registrar, or any of their respective agents, will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to beneficial interests in a global security or for any payments made on any global security.

        Except as provided below, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in definitive form and will not be considered a holder of the securities for any purpose. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder of the securities pursuant to the instruments governing the securities.

        We understand that, under existing industry practices, in the event that the issuer of a global security requests any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through them to take that action or would otherwise act upon the instructions of the beneficial owners owning through them.

        Unless otherwise indicated in the applicable prospectus supplement, a global security is exchangeable for definitive securities registered in the name of persons other than DTC only if:

  •
  DTC is unwilling or unable to continue as depositary, and we are not able to locate a qualified successor depositary;

  •
  we determine in our sole discretion that the securities issued in the form of one or more global securities will no longer be represented by a global security; or

  •
  if applicable to the particular type of security, after the occurrence of an event of default, owners of beneficial interests in the securities aggregating at least a majority in stated amount of the securities advise us in writing that the continuation of a book-entry system is no longer in their best interest.

        A global security that is exchangeable as described in the preceding paragraph will be exchangeable in whole for definitive, certificated securities in registered form of like tenor and of an equal aggregate stated amount and in a denomination equal to the stated amount security specified in the applicable prospectus supplement or in integral multiples of that denomination. The registrar will register the definitive securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global securities.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC's participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, also have access to DTC's book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS

        We are organized as a REIT under the laws of the State of Maryland. As a Maryland REIT, we are governed by the Maryland REIT Law, certain provisions of the Maryland General Corporation Law, or the MGCL, and our declaration of trust and our bylaws. The following summary of certain provisions of Maryland law and our declaration of trust and bylaws does not purport to be complete and is subject to, and qualified in its entirety by, reference to Maryland law and to our declaration of trust and our bylaws.

Removal of Trustees and Chief Executive Officer

        Our declaration of trust provides that a trustee may be removed from office only for cause and only by the affirmative vote of at least a majority of the votes entitled to be cast by our shareholders generally in the election of our trustees.

        Our bylaws provide that any termination or removal of Mr. Gordon DuGan from the position of Chief Executive Officer prior to the third anniversary of the closing date of the Merger shall require the approval of at least 70% of the disinterested trustees on our board and the foregoing provision of our bylaws may not be amended or modified without the approval of at least 70% of the disinterested trustees on our board.

Limitation of Liability and Indemnification

        Maryland law permits a Maryland REIT to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the REIT and its shareholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        The Maryland REIT law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities, unless it is established that (i) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the trustee or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

        Our declaration of trust requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former trustee or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a trustee or officer and at our request, serves or has served as a trustee, director, officer, member, manager or partner of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity and (iii) CBRE Global Investors, LLC, a Delaware limited liability company, CBRE Advisors LLC, a Delaware limited liability company, any of their affiliates or any of their respective directors, officers, partners, managers, members, trustees, agents, advisors and employees in connection with any third party proceeding, including any third party proceeding brought derivatively on behalf of us, or in our right, to which any of them is made or threatened to be made a party by reason of the performance of advisory, management, transitional or other services for us under any written agreement in place on or prior to July 1, 2012 to which we were a party. Our declaration of trust also permits us, with the approval of our board of trustees, to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and any employee or agent of us or our predecessor.

        We have entered into indemnification agreements with each of our trustees and executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the maximum extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our trustees and executive officers under our trustees' and officers' liability insurance.

Maryland Business Combination Act

        Under the MGCL, as applicable to REITs, "business combinations" between a Maryland REIT and an "interested shareholder" or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

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  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust's outstanding voting shares; and

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  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the trust.

        A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder.

        After the five-year prohibition, any business combination between the Maryland REIT and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding voting shares; and

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  two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested shareholder or with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        These super-majority vote requirements do not apply if the trust's common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has adopted a resolution exempting our company from the provisions of the MGCL relating to business combinations with interested shareholders or affiliates of interested shareholders. However, such resolution can be altered or repealed, in whole or in part, at any time by our board of trustees. If such resolution is repealed, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating these offers, even if our acquisition would be in our shareholders' best interests.

Maryland Control Share Acquisitions Act

        The MGCL, as applicable to Maryland REITs, provides that "control shares" of a Maryland REIT acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by employees who are trustees of the trust. "Control shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-tenth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the REIT. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of shareholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. This means that a shareholder would be able to force us to redeem the holder's shares for fair value. Under Maryland law, the fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (ii) to acquisitions approved or exempted by our declaration of trust or bylaws.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. This provision may be amended or eliminated at any time in the future. If such provision is eliminated, the control share acquisition statute could have the effect of discouraging offers to acquire us and increasing the difficulty of consummating any such offers, even if our acquisition would be in our shareholders' best interests.

Amendment of Bylaws

        Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Amendment to the Declaration of Trust

        Except for those amendments permitted to be made without shareholder approval under Maryland law or by specific provision in our declaration of trust, including amendments to qualify as a REIT under the Code or the Maryland REIT Law, to change our name or the name or other designation or the par value of any class or series of shares or the aggregate par value of all shares or to increase or decrease the aggregate number of our authorized shares or the number of authorized shares of any class or series, our declaration of trust may be amended only if the amendment is declared advisable by our board of trustees and approved by our shareholders by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Termination

        Our termination must be approved by a majority of our entire board of trustees and by our shareholders by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of trustees; or (iii) by a shareholder who is a shareholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated, or on such other business, and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws provide that with respect to special meetings of our shareholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of individuals for election to our board of trustees may be made only (1) by or at the direction of our board of trustees, or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing trustees, by a shareholder who is a shareholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL, as applicable to REITs, permits a Maryland REIT with a class of equity securities registered under the Exchange Act, and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

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  a classified board,

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  a two-thirds vote requirement for removing a trustee,

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  a requirement that the number of trustees be fixed only by vote of the trustees,

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  a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred, and

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  a majority requirement for the calling of a shareholder-requested special meeting of shareholders.

        Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (i) vest in the board the exclusive power to fix the number of trustees and (ii) require, unless called by a majority of our trustees, the chairman of our board of trustees, our president or our chief executive officer, the request of shareholders entitled to cast at least a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of shareholders to call a special meeting to act on such matter. Pursuant to Subtitle 8, we have elected that, except as may be provided by our board of trustees in setting the terms of any class or series of preferred shares, any and all vacancies on our board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred.

OPERATING PARTNERSHIPS AND THE PARTNERSHIP AGREEMENTS

        The following summary of the terms of the agreements of limited partnership of GPT OP and GPT Property Trust does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of GPT OP, as amended (the "GPT OP Partnership Agreement"), and the Agreement of Limited Partnership of GPT Property Trust, as amended (the "GPT Property Trust Partnership Agreement").

        We are considered an umbrella partnership real estate investment trust, or UPREIT, in which all of our assets are owned in our two operating partnerships, GPT OP and GPT Property Trust. We directly and indirectly own all of the general partnership interests of GPT OP and GPT Property Trust and have discretion in the day-to-day management and control of the Operating Partnerships. This structure permits the acquisition of real property from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such owners may also desire to achieve diversity in their investment and other benefits afforded to shareholders in a REIT.

        For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of a partnership, such as GPT Property Trust, are deemed to be assets and income of the REIT. The property owner's tax-deferral goals are accomplished because a property owner may contribute property to a partnership in exchange for limited partnership interests on a tax-deferred basis.

        In connection with the Merger, we became the owner for federal income tax purposes of all of the general partner and limited partnership interests of GPT OP with the result that GPT OP is currently treated as a disregarded entity for federal income tax purposes.

        We have summarized certain provisions of GPT OP and GPT Property Trust's respective partnership agreements. This summary is not complete and is qualified by the provisions of the partnership agreements.

GPT OPERATING PARTNERSHIP LP

Partnership Interests in GPT OP

        We are the sole general partner of GPT OP. Interests in GPT OP are in the form of partnership units or other partnership interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, all as are determined, subject to applicable Delaware law, by the general partner in its sole and absolute discretion. As of September 30, 2015, we owned all of the limited partnership units in GPT OP directly or indirectly.

        GPT OP is structured to make distributions with respect to limited partnership units which are equivalent to the distributions made to our shareholders. Holders of limited partnership units do not have the same voting interest as our common shareholders. Subject to certain limitations and exceptions, holders of limited partnership units have the right to cause GPT OP to redeem their limited partnership units for cash equal to the value of an equivalent number of shares, or, at our option, we may purchase their limited partnership units by issuing one of our shares for each limited partnership unit redeemed. Holders of limited partnership units may exercise their redemption rights at any time after two years following the date of issuance of their limited partnership units. See "GPT Operating Partnership, LP—Redemption."

Management Liability and Indemnification

        Neither we nor our trustees and officers are liable to GPT OP, the limited partners or assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, so long as such person acted in good faith. The GPT OP Partnership Agreement provides for indemnification of the general partner, the limited partners, a trustee or officer of the operating partnership or the general partner, and such other persons (including affiliates of the general partner, a limited partner or the operating partnership) as the general partner may designate from time to time in its sole and absolute discretion, against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative incurred by the indemnitee and relating to the operating partnership or the general partner or the formation or operations of, or the ownership of property by, either of them, provided that GPT OP will not indemnify such person, for (i) willful misconduct or a knowing violation of the law, (ii) any transaction for which the indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful (subject to the exceptions described below under "GPT Operating Partnership, LP—Fiduciary Responsibilities").

Fiduciary Responsibilities

        Our trustees and officers have duties under applicable Maryland law to manage us in a manner consistent with our best interests. Our duties, as the general partner, to GPT OP and its limited partners, therefore, may come into conflict with the duties of our trustees and officers to us and our shareholders. We will be under no obligation to give priority to the separate interests of the limited partners of GPT OP or our shareholders in deciding whether to cause GPT OP to take or decline to take any actions. The limited partners of GPT OP have agreed that in the event of a conflict in the duties owed by our trustees and officers to us and our shareholders and the fiduciary duties owed by us, in our capacity as general partner of GPT OP, to such limited partners, we shall endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the limited partners provided, however, that for so long as we own a controlling interest in GPT OP, any such conflict that cannot be resolved in a manner not adverse to either our shareholders or the limited partners shall be resolved in favor of our shareholders. We shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by limited partners in connection with such decisions, provided that we have acted in good faith.

Capital Contributions

        We transfer substantially all of the net proceeds of any offering that we conduct to GPT OP as a capital contribution in exchange for limited partnership units; however, we are deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. GPT OP is deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If GPT OP requires additional funds at any time in excess of capital contributions made by us or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to GPT OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause GPT OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of GPT OP and shareholders.

Operations

        The GPT OP Partnership Agreement provides that GPT OP will be operated in a manner so as to (i) not adversely affect our ability to qualify as a REIT for U.S. federal income tax purposes, (ii) avoid any U.S. federal income or excise tax liability and (iii) ensure that GPT OP will not be classified as a "publicly traded partnership" as defined by Section 7704 of the Code, which classification could result in GPT OP being taxed as a corporation, rather than as a partnership or, in its current classification status, as a disregarded entity. See "Certain U.S. Federal Income Tax Consequences—Tax Aspects of Investments in Partnerships—Entity Classification."

        In addition to the administrative and operating costs and expenses incurred by GPT OP in acquiring and operating real properties, GPT OP pays all of our administrative costs and expenses and such expenses are treated as expenses of GPT OP. Such expenses include:

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  all expenses relating to our formation and continuity of existence;

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  all expenses relating to any offerings and registrations of securities;

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  all expenses associated with our preparation and filing of any periodic reports under U.S. federal, state or local laws or regulations;

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  all expenses associated with our compliance with applicable laws, rules and regulations; and

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  all other operating or administrative costs of ours incurred in the ordinary course of its business.

Distributions and Allocations

        The GPT OP Partnership Agreement provides that GPT OP distribute cash flow from operations and the net proceeds from the disposition of any properties to the holders of limited partnership units in accordance with their relative percentage interests on at least a quarterly basis. Similarly, at such time at which GPT OP becomes taxable as a partnership for federal income tax purposes, the GPT OP Partnership Agreement provides that taxable income and loss is allocated to the limited partners of GPT OP in a manner consistent with such rights to distributions, subject to certain special allocations intended to comply with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations.

        Upon the liquidation of GPT OP, after payment of debts and obligations, any remaining assets of GPT OP will be distributed to the partners in accordance with their respective positive capital account balances, if GPT OP becomes taxable as a partnership for federal income tax purposes, or to us if GPT OP is treated as a disregarded entity for federal income tax purposes.

Redemption

        Subject to certain limitations and exceptions, the holders of limited partnership units of GPT OP have the right to cause GPT OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one of our shares for each limited partnership unit redeemed. These redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (i) result in any person owning shares in excess of our ownership limits, (ii) result in shares being owned by fewer than 100 persons, (iii) result in us being "closely held" within the meaning of

Section 856(h) of the Code, (iv) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code, (v) otherwise cause us to fail to qualify as a REIT or (vi) cause the acquisition of shares by a redeemed holder of limited partnership units to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act.

        Subject to the foregoing, holders of limited partnership units may exercise their redemption rights at any time after two years following the date of issuance of their limited partnership units; provided, however, that a holder of limited partnership units may not exercise a redemption right for less than 1,000 limited partnership units, unless such holder of limited partnership units holds less than 1,000 limited partnership units, in which case, he must exercise his redemption right for all of his limited partnership units.

Transferability of Interests

        We may not (i) voluntarily withdraw as the general partner of GPT OP, (ii) transfer our general partnership interest in GPT OP (except to a wholly-owned subsidiary) or (iii) engage in any merger, consolidation or other business combination, unless, with respect to clause (iii) only, the transaction in which such withdrawal occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction. With certain exceptions, the limited partners may not transfer their interests in GPT OP, in whole or in part, without our written consent as the general partner of GPT OP.

Issuance of Our Shares and Additional Partnership Interests

        Pursuant to the GPT OP Partnership Agreement, upon the grant, award or issuance of any additional shares (other than shares issued pursuant to the class A redemption right set forth in the GPT OP Partnership Agreement or pursuant to a dividend or distribution (including any share split) of shares to all shareholders) or other equity securities of the general partner or New Securities (as defined below), the general partner (i) shall cause the partnership to issue to the general partner partnership interests or rights, options, warrants or securities of the partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional shares, other equity securities or New Securities, as the case may be, and (ii) transfer to the partnership, as an additional capital contribution, the proceeds from the grant, award, or issuance of such additional shares, other equity securities or New Securities, as the case may be, or from the exercise of rights contained in such additional shares, other equity securities or New Securities, as the case may be. "New Securities" means (1) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase shares of common beneficial interest (or other comparable equity interest) of the general partner, excluding grants under any stock option plan, or (2) any debt issued by the general partner that provides any of the rights described in clause (1). In addition, we may cause GPT OP to issue additional operating partnership units or other partnership interests and to admit additional limited partners to GPT OP from time to time, on such terms and conditions and for such capital contributions as we may establish in our sole and absolute discretion. Upon the grant, award or issuance of any additional shares in GPT OP or CSP Limited Partner, LLC, to any person other than us, GPT OP will be treated as a partnership for federal income tax purposes and will cease to be treated as a disregarded entity for such purposes.

Tax Matters

        Pursuant to the GPT OP Partnership Agreement and at such time at which GPT OP becomes a partnership for federal income tax purposes, the general partner, Gramercy Property Trust, is the "tax matters partner" of GPT OP for purposes of the Code (as in effect prior to the repeal of such concept pursuant to the Bipartisan Budget Act of 2015) and the "partnership representative" of GPT OP for purposes of Section 6223 of the Code and has certain other rights relating to tax matters. Accordingly, as both the general partner and tax matters partner (or partnership representative), we have authority to handle tax audits and to make tax elections under the Code, in each case, on behalf of GPT OP.

Term

        The term of GPT OP commenced on March 30, 2004 and will continue perpetually, unless earlier terminated in the following circumstances or as otherwise provided by law:

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  the expiration of its term as set forth in the GPT OP Partnership Agreement;

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  an event of withdrawal of the general partner, as defined in the Delaware Partnership Act (other than an event of bankruptcy), unless, within 90 days after the withdrawal, a "majority in interest" (as defined below) of the remaining partners consent in writing to continue the business of the partnership and to the appointment, effective as of the date of withdrawal, of a substitute general partner;

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  an election to dissolve the partnership made by the general partner, in its sole and absolute discretion;

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  entry of a decree of judicial dissolution of the partnership pursuant to the provisions of the Delaware Partnership Act; or

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  a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the general partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the general partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or within 90 days after of the entry of such order or judgment a "majority in interest" (as defined in the operating partnership agreement) of the remaining partners consent in writing to continue the business of the partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute general partner.

Amendments to the GPT OP Partnership Agreement

        Amendments to the GPT OP Partnership Agreement may be proposed by the general partner or by any limited partners holding 25% or more of the partnership interests. Following such proposal, the general partner shall submit any proposed amendment to the limited partners. The general partner shall seek the written vote of the partners on the proposed amendment or shall call a meeting to vote thereon. For purposes of obtaining a written vote, the general partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a vote which is consistent with the general partner's recommendation with respect to the proposal.

        Generally, the GPT OP Partnership Agreement may be amended with the general partner's approval and it receives the consent of partners holding a majority of the percentage interests of the limited partners (including limited partnership interests held by the general partner). Certain amendments that would, among other things, have the following effects, must be approved by each partner adversely affected thereby:

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  convert a limited partner's interest into a general partner's interest (except as a result of the general partner acquiring such interest);

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  modify the limited liability of a limited partner;

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  alter or modify the consent requirement that restricts the general partner's authority;

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  amend the distributions or allocations provisions of the operating partnership agreement, or the balance due to the partners upon a winding up of the partnership (subject to certain exceptions);

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  alter or modify the redemption rights provided by the operating partnership agreement; or

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  amend the section guaranteeing the approval rights for the above.

        Moreover, the GPT OP Partnership Agreement may be amended by the general partner to provide that certain limited partners, if any, upon the liquidation of their interests in the partnership, shall have the obligation to restore to the partnership the amounts of any negative capital account balances (for the benefit of creditors of the partnership or partners with positive capital account balances or both) with the consent of only such limited partners and of any other limited partners already subject to such a restoration obligation whose restoration obligation may be affected by such amendment.

        Notwithstanding the foregoing, we will have the power, without the consent of the limited partners, to amend the operating partnership agreement as may be required to:

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  add to the obligations of the general partner or surrender any right or power granted to the general partner or any affiliate of the general partner for the benefit of the limited partners;

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  reflect the admission, substitution, termination or withdrawal of any partner in accordance with the GPT OP Partnership Agreement;

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  set forth the designations, rights, powers, duties, and preferences of the holders of any additional partnership interests issued;

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  reflect a change that does not adversely affect any of the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the operating partnership agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the operating partnership agreement that will not be inconsistent with law or with the provisions of the operating partnership agreement or as may be expressly provided by any other provisions of the operating partnership agreement;

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  adjust the terms in the GPT OP Partnership Agreement to reflect any specially distributed assets (as contemplated in section 7.05(a) of the GPT OP Partnership Agreement); and

  •
  satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

        Certain provisions affecting the issuance of partnership interests, our rights and duties as general partner, either directly or indirectly (e.g., removal of the general partner by the limited partners, restrictions relating to certain extraordinary transactions involving us or the operating partnership, liability of the general partner), transfers of the partnership interests of the general partner, dissolution of the partnership, amendments requiring limited partner approval or meetings of the partners may not be amended without the approval of a majority of the limited partnership units (excluding limited partnership units held by us).

GPT PROPERTY TRUST LP

Partnership Interests in GPT Property Trust

        Interests in GPT Property Trust are in the form of partnership units or other partnership interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, all as are determined, subject to applicable Delaware law, by the general partner in its sole and absolute discretion. As of September 30, 2015, Merger Sub, as successor to Gramercy Property Trust Inc., owns 99.2% of the limited partnership interests of GPT Property Trust with the remaining interest being held by third-party unitholders.

        GPT Property Trust is structured to make distributions with respect to limited partnership units that intended to be substantially equivalent to the distributions made to our common shareholders. GPT Property Trust is structured to permit limited partners in the Operating Partnership to exchange their limited partnership units for cash or, at our election, common shares on the basis of the conversion factor then in effect (in a taxable transaction) and, if our shares are then listed, achieve liquidity for their investment.

Management Liability and Indemnification

        Neither the general partner or its trustees and officers are liable to GPT Property Trust, the limited partners or assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, so long as such person acted in good faith. The GPT Property Trust Partnership Agreement provides for indemnification of the general partner, the limited partners, a trustee, director or officer of GPT Property Trust or the general partner, and such other persons (including affiliates of the general partner, a limited partner or GPT Property Trust) as the general partner may designate from time to time in its sole and absolute discretion, against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative incurred by the indemnitee and relating to the operating partnership or the general partner or the formation or operations of, or the ownership of property by, either of them, provided that GPT Property Trust will not indemnify such person, for (i) an act or omission of the indemnitee that was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) any transaction for which the indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful (subject to the exceptions described below under "GPT Property Trust LP—Fiduciary Responsibilities").

Fiduciary Responsibilities

        GPT OP, as sole member of Merger Sub, owes common law fiduciary duties to Merger Sub. At the same time, Merger Sub, as the general partner of GPT Property Trust, has fiduciary duties to manage GPT Property Trust in a manner beneficial to GPT Property Trust and its partners. Merger Sub's duties as general partner to GPT Property Trust and its limited partners, therefore, may come into conflict with GPT OP's duties as sole member of Merger Sub. Merger Sub is under no obligation to give priority to the separate interests of the limited partners of GPT Property Trust or GPT OP in deciding whether to cause GPT Property Trust to take or decline to take any actions. In the event of a conflict between the interests of our shareholders and the limited partners, the general partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the limited partners, however, as long as we or the general partner own a controlling interest in GPT Property Trust, any conflict that cannot be resolved in a manner not adverse to either our shareholders or the limited partners shall be resolved in favor of our shareholders. The general partner shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by limited partners in connection with such decisions, provided that the general partner has acted in good faith.

Capital Contributions

        The GPT Property Trust Partnership Agreement provides that the partners will have no obligation to make any additional capital contributions or provide any additional funding to GPT Property Trust if GPT Property Trust requires additional funds at any time in excess of funds available to GPT

Property Trust from borrowing or capital contributions. If GPT Property Trust acquires any property by the merger of any other person into GPT Property Trust, persons who receive partnership interests in exchange for their interests in the person merging into GPT Property Trust will become partners and will be deemed to have made capital contributions to GPT Property Trust. The general partner is authorized to cause GPT Property Trust to issue partnership units or other interests in one or more classes or series.

Operations

        Merger Sub, as successor in merger to Gramercy Property Trust Inc., is the sole general partner of GPT. Pursuant to the GPT Property Trust Partnership Agreement, the general partner has full, exclusive and complete responsibility and discretion in the management and control of GPT Property Trust, including the ability to cause GPT Property Trust to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of tenants, to make distributions to partners and to cause changes in GPT Property Trust's business activities. Therefore, we, as the indirect parent of Merger Sub, we exercise discretion in the management and control of GPT Property Trust.

        In addition to the administrative and operating costs and expenses incurred by GPT Property Trust, GPT Property Trust generally will pay all of the administrative costs and expenses of the general partner, including:

  •
  all expenses relating to its continuity of existence and the general partner's subsidiaries' operations;

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  all expenses relating to offerings and registration of securities;

  •
  all expenses associated with the preparation and filing of any of the general partner's periodic or other reports and communications under federal, state or local laws or regulations;

  •
  all expenses associated with the general partner's compliance with laws, rules and regulations promulgated by any regulatory body; and

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  all of the general partner's other operating or administrative costs incurred in the ordinary course of business on behalf of GPT Property Trust.

        These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to properties that are owned by the general partner directly rather than by GPT Property Trust or its subsidiaries.

        The GPT Property Trust Partnership Agreement requires that GPT Property Trust be operated in a manner that enables us (1) to satisfy the requirements for being classified as a REIT, (2) to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and (3) to ensure that the partnership will not be classified as a "publicly-traded partnership" taxable as a corporation under Section 7704 of the Code.

Distributions and Allocations

        The GPT Property Trust Partnership Agreement provides that GPT Property Trust will distribute cash flow from operations to the partners of GPT Property Trust generally in accordance with their relative percentage interests at such times and in such amounts as the general partner may determine such that a holder of one unit of limited partnership interest in GPT Property Trust receives substantially the same amount of annual cash flow distributions from GPT Property Trust as the amount of annual distributions paid to the relative proportionate interest of our common shares after the Merger.

        Similarly, the GPT Property Trust Partnership Agreement provides that taxable income is allocated to the partners of GPT Property Trust generally in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in GPT Property Trust will be allocated taxable income for each taxable year in an amount substantially equal to the amount of taxable income to be recognized by a holder of our common shares in the relative proportionate amounts after the Merger, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations and other special allocations referenced in the GPT Property Trust Partnership Agreement. Losses, if any, are generally allocated among the partners in accordance with their respective percentage interests in GPT Property Trust.

        Upon liquidation of GPT Property Trust, after payment of debts and obligations, any remaining assets of GPT Property Trust will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

        Profits of GPT Property Trust for each fiscal year generally will be allocated (i) first, to the general partner to the extent net losses previously allocated to it exceed net income, (ii) second, to holders of any class of units that are provided a preference on distribution in accordance with the GPT Property Trust Partnership Agreement and its amendments, and (iii) third, pro rata to the other limited partners in accordance with the respective percentage interests in the partnership, except to the extent necessary to ensure that the holder of one unit of limited partnership interest is allocated an amount substantially equal to the amount of Profits to be recognized by a holder of our common shares in relative proportionate amounts after the Merger. Notwithstanding the foregoing, GPT Property Trust will allocate gain on the sale of all or substantially all of its assets first to holders of long-term incentive plan units, or LTIP units, and will, upon the occurrence of certain specified events, revalue its assets with any net increase in valuation allocated first to the LTIP units, in each case to equalize the capital accounts of such holders with the average capital account per unit of the general partner's partnership units. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, the general partner will have the authority to elect the method to be used by GPT Property Trust for allocating items with respect to contributed property acquired in connection with any offering for which fair market value differs from the adjusted tax basis at the time of contribution, and such election will be binding on all partners. In connection with the Merger, the general partner has agreed to use the "traditional method" without curative allocations for accounting for boo-tax differences for the properties acquired by it pursuant to a tax deferred contribution transaction.

Redemption

        Pursuant to the GPT Property Trust Partnership Agreement, holders of each class of partnership units may have redemption rights. The holders of Class A units have redemption rights which enable them to cause GPT Property Trust to redeem their units in exchange for cash (or our common shares, at the election of the general partner) as is more specifically detailed in the GPT Property Trust Partnership Agreement. Notwithstanding the foregoing, a Class A limited partner will not be entitled to exercise its redemption rights if the delivery of common shares to the redeeming limited partner would (i) be prohibited under the organizational documents of the general partner or (ii) be prohibited under applicable federal or state securities laws or regulations, provided the common shares are publicly traded.

Issuance of Shares and Additional Partnership Units

        Pursuant to the GPT Property Trust Partnership Agreement, the general partner shall not, grant, award or issue any additional shares, other equity securities or New Securities (as defined below), unless the general partner (i) shall cause the partnership to issue to the general partner partnership interests or rights, options, warrants or securities of the partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those additional shares, other equity securities or New Securities, as the case may be, and (ii) shall transfer to the partnership, as an additional capital contribution, the proceeds from the grant, award, or issuance of such additional shares, other equity securities or New Securities, as the case may be, or from the exercise of rights contained in such equity securities or New Securities, as the case may be. "New Securities" means (1) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase shares of capital stock (or other comparable equity interest) of the general partner, excluding grants under any stock option plan, or (2) any debt issued by the general partner that provides any of the rights described in clause (1). In addition, the general partner may cause GPT Property Trust to issue additional operating partnership units or other partnership interests and to admit additional limited partners to GPT Property Trust from time to time, on such terms and conditions and for such capital contributions as it may establish in its sole and absolute discretion.

Tax Matters

        The GPT Property Trust Partnership Agreement provides that the general partner of GPT Property Trust is the "tax matters partner" for purposes of the Code (as in effect prior to the repeal of such concept pursuant to the Bipartisan Act of 2015) and the "partnership representative" of GPT Property Trust for purposes of Section 6223 of the Code and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of GPT Property Trust.

LTIP Units

        In general, the LTIP units are a class of partnership units in the Operating Partnership. The LTIP Units may be issued subject to vesting, forfeiture and additional restrictions on transfer in the sole discretion of the general partner. LTIP Unit holders shall be entitled to receive if, when and as authorized by the general partner out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the distribution payable on each Class A Unit for the corresponding quarterly or other period. In addition, LTIP units will be entitled to receive an amount per unit equal to the amount distributed to Class A units upon a sale or disposition of substantially all of the assets of the Operating Partnership. LTIP Unit holders have the right to convert LTIP Units into Class A Units once they have vested or upon the submission of a Conversion Notice to the Operating Partnership when the holder is notified of the expected occurrence of an event that will cause his or her unvested LTIP Units to become vested. The general partner has the right to convert the LTIP Units of any holder into Class A Units at any time once they are vested. Notwithstanding the foregoing, the conversion of vested LTIP Units into Class A Units is subject to certain capital account limitations.

Transferability of Interests

        The general partner may not voluntarily withdraw from GPT Property Trust or transfer or assign its interest in GPT Property Trust or engage in any merger, consolidation or other combination, or sale of all or substantially all of its assets in a transaction which results in a change of control of the general partner unless:

  •
  the transfer is to a wholly-owned subsidiary; or

  •
  the general partner receives the consent of the partners holding more than 50% of the partnership interests of the then outstanding percentage interests, and in connection with which as a result of such transaction, all limited partners will receive or have the right to receive for each partnership unit an amount of cash, securities or other property equal or substantially equivalent in value to the product of the conversion factor and the greatest amount of cash, securities or other property paid in the transaction to a holder of one common share, provided that if, in connection with the transaction, a purchase, tender or exchange offer will have been made to and accepted by the holders of more than 50% of the outstanding common shares, each holder of partnership units will be given the option to exchange its partnership units for an amount of cash, securities or other property equal or substantially equivalent in value to the greatest amount of cash, securities or other property that a limited partner would have received had it (1) exercised its redemption right (described below) and sold, tendered or exchanged pursuant to the offer common shares received upon exercise of the redemption right immediately prior to the expiration of the offer.

        The general partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (1) substantially all of the assets of the successor or surviving entity, other than partnership units held by the general partner, are contributed, directly or indirectly, to the partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (2) the survivor expressly agrees to assume all of the general partner's obligations under the GPT Property Trust Partnership Agreement and the GPT Property Trust Partnership Agreement will be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible.

Term

        The GPT Property Trust will continue until December 31, 2103, or until sooner dissolved upon:

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  an event of withdrawal of the general partner, unless, within ninety (90) days after the withdrawal a "majority in interest" of the remaining partners consent in writing to continue the business of the partnership;

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  an election by the general partner on or after January 1, 2054;

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  entry of a decree of judicial dissolution of the partnership;

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  a final and nonappealable judgment is entered by a court of competent jurisdiction ruling that the general partner is bankrupt or insolvent, unless prior to or within ninety (90) days after the judgment a "majority interest" of the remaining partners consent in writing to continue the business of the partnership; or

  •
  the passage of ninety (90) days after the sale or other disposition of all or substantially all of the assets of the partnership.

Amendments

        Amendments to the GPT Property Trust Partnership Agreement may be proposed by the general partner or by any limited partners holding 25% or more of the partnership interests. Following such proposal, the general partner shall submit any proposed amendment to the limited partners. The general partner shall seek the written vote of the partners on the proposed amendment or shall call a meeting to vote thereon. For purposes of obtaining a written vote, the general partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a vote which is consistent with the general partner's recommendation with respect to the proposal.

        Generally, the GPT Property Trust Partnership Agreement may be amended with the general partner's approval and it receives the consent of partners holding a majority of the percentage interests of the limited partners (including limited partnership interests held by the general partner). Certain amendments that would, among other things, have the following effects, must be approved by each partner adversely affected thereby:

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  convert a limited partner's interest into a general partner's interest;

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  modify the limited liability of a limited partner;

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  alter or modify the consent requirement that restricts the general partner's authority;

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  amend the distributions or allocations provisions of the GPT Property Trust Partnership Agreement, or the balance due to the partners upon a winding up of the partnership (subject to certain exceptions);

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  alter or modify the redemption rights provided by GPT Property Trust Partnership Agreement; or

  •
  amend the section guaranteeing the approval rights for the above.

        Moreover, the GPT Property Trust Partnership Agreement may be amended by the general partner to provide that certain limited partners, upon the liquidation of their interests in the partnership, shall have the obligation to restore to the partnership the amounts of any negative capital account balances (for the benefit of creditors of the partnership or partners with positive capital account balances or both) with the consent of only such limited partners and of any other limited partners already subject to such a restoration obligation whose restoration obligation may be affected by such amendment.

        Notwithstanding the foregoing, the general partner will have the power, without the consent of the limited partners, to amend the GPT Property Trust Partnership Agreement as may be required to:

  •
  add to the obligations of the general partner or surrender any right or power granted to the general partner or any affiliate of the general partner for the benefit of the limited partners;

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  reflect the admission, substitution, termination or withdrawal of any partner in accordance with the GPT Property Trust Partnership Agreement;

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  set forth the designations, rights, powers, duties, and preferences of the holders of any additional partnership interests issued;

  •
  reflect a change that does not adversely affect any of the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the GPT Property Trust Partnership Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the GPT Property Trust Partnership Agreement that will not be inconsistent with law or with the provisions of the GPT Property Trust Partnership Agreement or as may be expressly provided by any other provisions of the GPT Property Trust Partnership Agreement;

  •
  adjust the terms in the GPT Property Trust Partnership Agreement to reflect any specially distributed assets (as contemplated in section 7.05.A of the GPT Property Trust Partnership Agreement); and

  •
  satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

        Certain provisions affecting the issuance of partnership interests, the rights and duties of the general partner, either directly or indirectly (e.g., removal of the general partner by the limited partners, restrictions relating to certain extraordinary transactions involving the general partner or the operating partnership, liability of the general partner), transfers of the partnership interests of the general partner, dissolution of the partnership, amendments requiring limited partner approval or meetings of the partners may not be amended without the approval of a majority of the limited partnership units (excluding limited partnership units held by the general partner).

 U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes the material U.S. federal income tax considerations relating to the acquisition, holding and disposition of common shares, preferred shares or debt securities of Gramercy Property Trust ("the Company"). Morgan, Lewis & Bockius LLP has reviewed this summary and is of the opinion that this discussion is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as:

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  insurance companies;

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  tax-exempt organizations (except, with respect to stock, to the limited extent discussed in "—Taxation of Holders of Securities—Taxation of Tax-Exempt Stockholders" below);

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  financial institutions or broker-dealers;

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  non-U.S. individuals and foreign corporations (except to the limited extent discussed in "—Taxation of Holders of Securities—Taxation of Non-U.S. Stockholders" below;

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  U.S. expatriates;

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  persons who mark-to-market our securities;

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  subchapter S corporations;

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  U.S. Stockholders (as defined below) whose functional currency is not the U.S. dollar;

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  regulated investment companies and REITs;

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  trusts and estates;

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  holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

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  persons holding our securities as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

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  persons subject to the alternative minimum tax provisions of the Code; and

  •
  persons holding our securities through a partnership or similar pass-through entity.

        This summary of certain material U.S. federal income tax consequences assumes that holders of our securities hold the securities as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

        The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

        WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON SHARES, PREFERRED SHARES OR DEBT SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

        The Company was formed in March 2004 as a Maryland real estate investment trust. We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2004. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and holders of its securities. These laws are highly technical and complex.

        On December 17, 2015, we completed the Merger with Gramercy Property Trust Inc., a Maryland corporation, that resulted in the combined company named Gramercy Property Trust. The Company operates in an umbrella partnership REIT structure in which our operating partnerships, GPT OP and GPT OP, indirectly own substantially all of the properties acquired on our behalf. The Company directly and indirectly owns all of the general partnership interests of GPT OP and GPT OP. Gramercy Property Trust Inc. was formed in April 2004 as a Maryland corporation and also elected to be taxable as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2004. Prior to its dissolution during the Merger, Gramercy Property Trust Inc. owned substantially all of its assets through GPT OP, which held a substantial amount of its assets in two majority-owned subsidiaries that, are referred to as the private REITs. The private REITs are also organized to qualify as REITs for U.S. federal income tax purposes. Subsequent to the Merger, the Company also now owns the interests that were formerly held by Gramercy Property Trust Inc., including the private REITs. As part of the Merger, Chambers became the owner of 100% of the general and limited partnership interests of GPT OP and, as a result, became treated a disregarded entity for federal income tax purposes.

        Accordingly, our continued qualification and taxation as a REIT depends on, in addition to the Company's ability to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the private REITs' operating results, organizational structure and their ability to meet, on a continuing basis through actual annual results of operations, the various qualification requirements imposed upon REITs by the Code (including satisfying both the 95% and 75% gross income tests on an annual basis and the REIT asset tests at the close of each calendar quarter, as described below). For the remainder of this discussion of the taxation of our Company, unless otherwise noted, references to the Company also include the two private REITs.

        The law firm of Morgan, Lewis & Bockius LLP has acted as our counsel in connection with the filing of this prospectus. We will receive the opinion of Morgan, Lewis & Bockius LLP to the effect that, commencing with our taxable year ended December 31, 2004, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Morgan, Lewis & Bockius LLP will be based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described herein are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and registration statement. Additionally, the opinion of Morgan, Lewis & Bockius LLP is conditioned upon factual representations and covenants made by our management regarding our organization, assets, and present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action that could adversely affect our qualification as a REIT. Although we believe we have been organized and operated so that we have qualified as a REIT commencing with our taxable year ended December 31, 2004, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Morgan, Lewis & Bockius LLP or us that we will continue to qualify for any particular year. Morgan, Lewis & Bockius LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Morgan, Lewis & Bockius LLP's opinion does not foreclose the possibility that the Company or the private REITs may have to utilize one or more REIT savings provisions discussed below, which could require us or the private REITs to pay an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.

        In connection with issuing its opinion, Morgan Lewis & Bockius LLP will rely in part on the opinion of our prior counsel Clifford Chance US LLP that was issued in connection with the Merger, that since December 31, 2011, and through the Merger that the Company has been organized and operated in conformity with the requirements for qualification as a REIT. In addition, because the Company will indirectly own the private REITs of Gramercy Property Trust Inc. which have survived the Merger, Morgan, Lewis & Bockius LLP will also assume the accuracy of certain conclusions of Maryland counsel with respect to issues of Maryland law and various other opinions issued by other law firms, which previously served as counsel to the private REITs to conclude that, if the IRS successfully challenged those opinions, our private REITs would maintain their status as REITs because they would have reasonable cause for any related REIT qualification failures.

Taxation of REITs in General

        If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, the Company will be subject to federal tax in the following circumstances:

  •
  The Company will pay U.S. federal income tax on any taxable income, including undistributed net capital gain that it does not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  The Company may be subject to the "alternative minimum tax" on any items of tax preference including any deductions of net operating losses.

  •
  The Company will pay income tax at the highest corporate rate on:

  •
  net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that it holds primarily for sale to customers in the ordinary course of business, and

  •
  other non-qualifying income from foreclosure property.

  •
  The Company will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that it holds primarily for sale to customers in the ordinary course of business.

  •
  If the Company fails to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "—Gross Income Tests," and nonetheless continues to qualify as a REIT because it meets other requirements, the Company will pay a 100% tax on:

  •
  the gross income attributable to the greater of the amount by which the Company fails the 75% gross income test or the 95% gross income test, in either case, multiplied by

  •
  a fraction intended to reflect the Company's profitability.

  •
  If the Company fails to distribute during a calendar year at least the sum of (1) 85% of its REIT ordinary income for the year, (2) 95% of its REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, the Company will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (a) the amount the Company actually distributed and (b) the amounts the Company retained and upon which it paid income tax at the corporate level.

  •
  The Company may elect to retain and pay income tax on its net long-term capital gain. In that case, a shareholders would be taxed on its proportionate share of the Company's undistributed long-term capital gain (to the extent that the Company made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax the Company paid.

  •
  The Company will be subject to a 100% excise tax on transactions with any TRSs that are not conducted on an arm's-length basis.

  •
  If the Company fails to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under "—Asset Tests," as long as the failure was due to reasonable cause and not to willful neglect, the Company files a description of each asset that caused such failure with the IRS, and the Company disposes of the assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which it identifies such failure, the Company will pay a tax equal to the greater of $50,000 or the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the non-qualifying assets during the period in which it failed to satisfy the asset tests.

  •
  If the Company fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, it will be required to pay a penalty of $50,000 for each such failure.

  •
  If the Company acquires any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which the Company acquires a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, the Company will pay tax at the highest regular corporate rate applicable if it recognizes gain on the sale or disposition of the asset during the 10-year period after it acquires the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which the Company will pay tax is the lesser of:

  •
  the amount of gain that the Company recognizes at the time of the sale or disposition, and

  •
  the amount of gain that the Company would have recognized if it had sold the asset at the time it acquired it.

  •
  The Company may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Recordkeeping Requirements."

  •
  The earnings of the Company's lower-tier entities that are subchapter C corporations, including its TRSs, will be subject to federal corporate income tax.

        In addition, notwithstanding the Company's qualification as a REIT, the Company may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRSs are subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

        A REIT is a corporation, trust, or association that meets each of the following requirements:

  1.
  It is managed by one or more trustees or directors.

  2.
  Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

  3.
  It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

  4.
  It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

  5.
  At least 100 persons are beneficial owners of its shares or ownership certificates.

  6.
  Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

  7.
  It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

  8.
  It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

  9.
  It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

        We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding the Company's shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

        The Company's declaration of trust provides restrictions regarding the transfer and ownership of shares of its capital stock. See "Description of Common Shares—Restrictions on Ownership and Transfer."

The Company believes that it has issued sufficient shares with sufficient diversity of ownership to allow it to satisfy requirements 5 and 6 above. The restrictions in the Company's declaration of trust are intended (among other things) to assist the Company in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that the Company will, in all cases, be able to satisfy such share ownership requirements. If the Company fails to satisfy these share ownership requirements, the Company's qualification as a REIT may terminate.

Effect of Subsidiary Entities

        Qualified REIT Subsidiaries.    A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that the Company owns will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as the Company's assets, liabilities, and items of income, deduction, and credit.

        Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. The Company's proportionate share for purposes of the 10% value test (see "—Asset Tests") is based on its proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, the Company's proportionate share is based on its proportionate interest in the capital interests in the partnership. The Company's proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which the Company acquires an equity interest, directly or indirectly, is treated as the Company's assets and gross income for purposes of applying the various REIT qualification requirements.

        The Company has control of both GPT OP and GPT Property Trust and the Company intends to operate any subsidiary partnerships in a manner consistent with the requirements for its qualification as a REIT. The Company may from time to time be a limited partner or non-managing member in some of its partnerships and limited liability companies. If a partnership or limited liability company in which the Company owns an interest takes or expects to take actions that could jeopardize the Company's status as a REIT or require it to pay tax, the Company may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause the Company to fail a gross income or asset test, and that the Company would not become aware of such action in time to dispose of its interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, the Company could fail to qualify as a REIT unless it was entitled to relief, as described below.

        Taxable REIT Subsidiaries.    A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. The Company is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to the Company is an asset in the Company's hands, and the Company treats the distributions paid to it from such TRS, if any, as income. This treatment may affect the Company's compliance with the gross income and asset tests. Because the Company does not include the assets and income of TRSs in determining its compliance with the REIT requirements, the Company may use such entities to indirectly undertake activities, such as earning fee income that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT's assets may consist of stock or securities of one or more TRSs.

        A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the "earnings stripping" rules of Section 163(j) of the Code may limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the TRS rules impose a 100% excise tax on REITs for transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis.

        A TRS may not directly or indirectly operate or manage any health care facilities assets or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a "qualified health care property" or "qualified lodging facility" solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

        Rent that the Company receives from a TRS will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under "—Gross Income Tests—Rents from Real Property." If the Company leases space to a TRS in the future, it will seek to comply with these requirements.

        The Company has elected to treat certain subsidiary corporations as TRSs. As explained below in "—Gross Income Tests—Fee Income," fee income earned by a REIT is generally not qualifying income for purposes of the 75% and 95% gross income tests. A TRS may also provide services with respect to the Company's properties to the extent the Company determines that having a TRS provide those services will assist the Company in complying with the gross income tests applicable to REITs. See "—Gross Income Tests—Rents From Real Property." In addition, if the Company decides to acquire properties opportunistically in anticipation of immediate resale, the Company will need to conduct that activity through a TRS to avoid the 100% prohibited transactions tax. See "—Gross Income Tests—Prohibited Transactions." The Company may form one or more additional TRSs in the future.

        Taxable Mortgage Pools.    An entity, or a portion of an entity, may be classified as a taxable mortgage pool ("TMP") under the Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations;

  •
  more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

  •
  the entity has issued debt obligations that have two or more maturities; and

  •
  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP.

        To the extent we make or have made significant investments in mortgage loans or mortgage-backed securities ("MBS"), we may convey one or more pools of real estate mortgage loans to a trust or other special purpose entity, which issues several classes of mortgage-backed bonds having different maturities, and the cash flow on the real estate mortgage loans will be the sole source of payment of principal and interest on the several classes of mortgage-backed bonds. We would not likely make a REMIC election with respect to such securitization transactions, and, as a result, each such transaction would be a TMP.

        A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a TMP. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interest in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the parent REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT's stockholders. See "—Excess Inclusion Income."

        If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would potentially be subject to U.S. federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary in which we own some, but less than all, of the ownership interests that would become a TMP, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

        In general, we currently own and expect to own 100% of the equity in entities that are TMPs. Such entities are and will be held through our private REITs so that they are qualified REIT subsidiaries of our private REITs and their assets and liabilities are treated as assets and liabilities of our private REITs. Consequently, the net income from such assets and liabilities would not be subject to corporate-level tax, even if they were to be treated as a TMP, although the excess inclusion rules described below apply. Although no assurance can be provided, we have concluded that our existing financings are not expected to generate excess inclusion income in 2015 or any future year.

Gross Income Tests

        The Company must satisfy two gross income tests annually to maintain its qualification as a REIT. First, at least 75% of the Company's gross income for each taxable year must consist of defined types of income that it derives, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

  •
  rents from real property;

  •
  interest on debt secured by mortgages on real property, or on interests in real property;

  •
  dividends or other distributions on, and gain from the sale of, shares in other REITs;

  •
  gain from the sale of real estate assets;

  •
  income and gain derived from foreclosure property; and

  •
  income derived from the temporary investment of new capital that is attributable to the issuance of the Company's shares or a public offering of the Company's debt with a maturity date of at least five years and that the Company receives during the one-year period beginning on the date on which it received such new capital.

        Second, in general, at least 95% of the Company's gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income and gross income from our sale of property that the Company holds primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from "hedging transactions" that the Company enters into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See "—Foreign Currency Gain." The following paragraphs discuss the specific application of the gross income tests to the Company.

        Rents from Real Property.    Rent that the Company receives from its real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

  •
  First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

  •
  Second, neither the Company nor a direct or indirect owner of 10% or more of the Company's shares may own, actually or constructively, 10% or more of a tenant from whom the Company receives rent, other than a TRS.

  •
  Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

  •
  Fourth, the Company generally must not operate or manage its real property or furnish or render services to its tenants, other than through an "independent contractor" who is adequately compensated and from whom the Company does not derive revenue. However, the Company need not provide services through an "independent contractor," but instead may provide services directly to its tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, the Company may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor, as long as its income from the services (valued at not less than 150% of the Company's direct cost of performing such services) does not exceed 1% of The Company's income from the related property. Furthermore, the Company may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to its tenants without tainting its rental income for the related properties.

        If a portion of the rent that the Company receives from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non- qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of the Company's gross income during the year, the Company would lose its REIT qualification. If, however, the rent from a particular property does not qualify as "rents from real property" because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) the Company furnishes noncustomary services to the tenants of the property, or manages or operates the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as "rents from real property."

        Interest.    The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

  •
  an amount that is based on a fixed percentage or percentages of receipts or sales; and

  •
  an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

        If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

        To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

        Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property. The IRS has also issued guidance providing that, among other things, if a REIT holds a regular interest in an "eligible REMIC," or a residual interest in an "eligible REMIC" that informs the REIT that at least 80% of the REMIC's assets constitute real estate assets, then the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% gross income test. For this purpose, a REMIC is an "eligible REMIC" if: (i) the REMIC has received a guarantee from the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation that will allow the REMIC to make any principal and interest payments on its regular and residual interests; and (ii) all of the REMIC's mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an "eligible REMIC" less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of the gross income derived from the interest as qualifying income for the purposes of 75% REIT gross income test. Although the portion of the income from such a REMIC interest that does not qualify would likely be qualifying income for the purpose of the 95% REIT gross income test, the remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect our ability to satisfy the REIT asset tests.

        Among the assets we hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS has issued Revenue Procedure 2003-65 (the "Revenue Procedure"), which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, the mezzanine loans that we have originated or acquired typically do not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets for purposes of the REIT asset tests or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).

        We believe that the interest, original issue discount, and market discount income that we receive from our mortgage-related securities generally will be qualifying income for purposes of both gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations, non-REMIC pay-through bonds and pass-through debt instruments, such as collateralized mortgage obligations or CMOs, or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, a portion of the income from the loan will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

        In connection with our legacy special finance business, we may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

        Many of the terms of our mortgage loans, mezzanine loans and subordinated mortgage interests and the loans supporting our mortgage-backed securities in connection with our legacy special finance business have been modified and may in the future be modified. Under the Code, if the terms of a loan are modified in a manner constituting a "significant modification," such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51, provides a safe harbor pursuant to which the Company will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (1) occasioned by a borrower default; or (2) made at a time when the Company reasonably believes that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided all of the Company's loan modifications have or will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent the Company significantly modifies loans in a manner that does not qualify for that safe harbor, the Company will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, the Company generally will not obtain third-party appraisals but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge the Company's internal valuations. If the terms of the Company's mortgage loans, mezzanine loans and subordinated mortgage interests and loans supporting our mortgage-backed securities are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2014-51 and the fair market value of the real property securing such loans has decreased significantly, the Company could fail the 75% gross income test, the 75% asset test and/or the 10% value test.

        COD Income.    From time-to-time, the Company and its subsidiaries recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 75% and 95% gross income tests.

        Excess Inclusion Income.    If we acquire a residual interest in a REMIC, we may realize excess inclusion income. If we are deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a TMP for U.S. federal income tax purposes. See above"—Taxable Mortgage Pools." If all or a portion of our company is treated as a TMP, our qualification as a REIT generally should not be impaired. However, to the extent that all or a portion of our company is treated as a TMP, or we make investments or enter into financing and securitization transactions that give rise to us being considered to own an interest in one or more TMPs, a portion of our REIT taxable income may be characterized as excess inclusion income and allocated to our shareholders, generally in a manner set forth under the Code and the applicable Treasury regulations. Although no assurance can be provided, we have concluded that our existing financings are not expected to generate excess inclusion income in 2015 or any future year. If a portion of our dividends constitute excess inclusion income, it would likely increase the tax liability of tax-exempt stockholders, non-U.S. stockholders and stockholders with net operating losses. The Treasury Department has issued guidance governing the tax treatment of stockholders of a REIT that owns an interest in a TMP, is also a TMP, or is a holder of a residual interest in a REMIC. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income tax allocable to the holder of a residual interest in a REMIC during such calendar quarter over (ii) the sum of amounts allocated to each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Our excess inclusion income would be allocated among our shareholders that hold our common shares in record name in proportion to dividends paid to such shareholders. A stockholder's share of any excess inclusion income:

  •
  could not be offset by net operating losses of a stockholder;

  •
  in the case of a stockholder who is a REIT, a RIC, a common trust fund or other pass-through entity, would be considered excess inclusion income of such entity and such entity will be subject to tax at the highest corporate rate on any excess inclusion income allocated to their owners that are disqualified organizations;

  •
  would be subject to tax as unrelated business taxable income to a tax-exempt holder;

  •
  would be subject to the application of the U.S. federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to non-U.S. stockholders; and

  •
  would be taxable (at the highest corporate tax rates) to us, rather than our shareholders, to the extent allocable to our common shares held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees or other broker/dealers who hold our common shares on behalf of disqualified organizations are subject to this tax on the portion of our excess inclusion income allocable to common shares held on behalf of disqualified organizations.

        The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, RIC or REIT investors, foreign investors and taxpayers with net operating losses should carefully consider the tax considerations described above and are urged to consult their tax advisors.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties are held primarily for sale to customers and that a sale of any of our properties will not be in the ordinary course of our business. Whether a REIT holds a property "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transactions tax is available if the following requirements are met:

  •
  the REIT has held the property for not less than two years;

  •
  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

  •
  either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted basis of all such properties sold by the REIT during the year did not exceed 10% of the aggregate basis of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

  •
  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

  •
  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

        We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot make any assurances, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business." The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates. If we decide to acquire properties opportunistically to restore in anticipation of immediate resale, we will need to conduct that activity through a TRS to avoid the prohibited transactions tax. No assurance can be given, however, that the IRS will respect the transaction by which any such properties are contributed to a TRS and even if the contribution transaction is respected, a TRS may incur a significant tax liability as a result of any such sales.

        Dividends.    The Company's share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. The Company's share of any dividends received from any other REIT, including our private REITS, in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

        Fee Income.    We receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. We currently earn certain management fees through TRSs, and any fees earned by TRSs are not included for purposes of the gross income tests.

        Foreclosure Property.    The Company will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

  •
  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

  •
  for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

  •
  for which the REIT makes a proper election to treat the property as foreclosure property.

        A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the

Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

  •
  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

  •
  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

  •
  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

        Hedging Transactions.    From time to time, the Company or our Partnerships may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A "hedging transaction" means either (1) any transaction entered into in the normal course of the Company's or our Partnerships' trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to continue to structure any hedging transactions in a manner that does not jeopardize the Company's qualification as a REIT.

        Foreign Currency Gain.    Because we make investments outside the U.S., we are subject to foreign currency gains and losses. These foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

        Failure to Satisfy Gross Income Tests.    If the Company fails to satisfy one or both of the gross income tests for any taxable year, the Company nevertheless may qualify as a REIT for that year if it qualifies for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

  •
  the Company's failure to meet those tests is due to reasonable cause and not to willful neglect; and

  •
  following such failure for any taxable year, the Company files a schedule of the sources of its income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

        We cannot predict, however, whether in all circumstances the Company would qualify for the relief provisions. In addition, as discussed above in "—Taxation of the Company," even if the relief provisions apply, the Company would incur a 100% tax on the gross income attributable to the greater of the amount by which it fails the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect the Company's profitability.

        We have received opinions from tax counsel other than Morgan, Lewis & Bockius LLP regarding the tax treatment of certain transactions for federal income tax purposes, including the treatment of such transactions for purposes of the REIT qualification rules, which conclude that such tax transactions should be consistent with our continued status as a REIT. Opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not successfully challenge the conclusions set forth in such opinions. In addition, these opinions are based on various assumptions and conditioned upon fact based representations and covenants made by us. No assurance can be given that the IRS would not assert that such opinions are not correct. If the IRS were to successfully challenge these opinions, our private REITs may be treated as failing one or more of the income and asset tests required for REIT qualification. Even if our private REITs were treated as failing to satisfy one of those requirements, we believe that our private REITs would maintain their status as REITs because they would have "reasonable cause" for any REIT qualification failures, but they may have to pay a penalty tax.

Asset Tests

        To qualify as a REIT, the Company also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of the Company's total assets must consist of:

  •
  cash or cash items, including certain receivables, certain money market funds and, in certain circumstances, foreign currencies;

  •
  government securities;

  •
  interests in real property, including leaseholds and options to acquire real property and leaseholds;

  •
  interests in mortgage loans secured by real property;

  •
  stock in other REITs;

  •
  investments in stock or debt instruments during the one-year period following the Company's receipt of new capital that it raises through equity offerings or public offerings of debt with at least a five-year term; and

  •
  regular or residual interests in a REMIC (however, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC).

        Second, of the Company's investments not included in the 75% asset class, the value of the Company's interest in any one issuer's securities may not exceed 5% of the value of the Company's total assets, or the 5% asset test.

        Third, of the Company's investments not included in the 75% asset class, the Company may not own more than 10% of the voting power of any one issuer's outstanding securities or 10% of the value of any one issuer's outstanding securities, or the 10% vote test or 10% value test, respectively.

        Fourth, no more than 25% of the value of the Company's total assets may consist of the securities of one or more TRSs.

        For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term "securities" does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term "securities" does not include:

  •
  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which the Company or any controlled TRS (i.e., a TRS in which the Company owns directly or indirectly more than 50% of the voting power or value of the stock) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

  •
  a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by the Company exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

  •
  a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

  •
  Any loan to an individual or an estate;

  •
  Any "section 467 rental agreement," other than an agreement with a related party tenant;

  •
  Any obligation to pay "rents from real property";

  •
  Certain securities issued by governmental entities;

  •
  Any security issued by a REIT;

  •
  Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which the Company is a partner to the extent of its proportionate interest in the equity and debt securities of the partnership; and

  •
  Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Gross Income Tests."

        For purposes of the 10% value test, the Company's proportionate share of the assets of a partnership is its proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, we cannot assure you that we will not inadvertently fail to comply with such tests. If the Company fails to satisfy the asset tests at the end of a calendar quarter, the Company will not lose its REIT qualification if:

  •
  the Company satisfied the asset tests at the end of the preceding calendar quarter; and

  •
  the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of the Company's assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If the Company did not satisfy the condition described in the second item, above, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        If the Company violates the 5% asset test, the 10% vote test or the 10% value test described above, the Company will not lose its REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of its assets or $10 million) and (2) the Company disposes of assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which it identifies such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, the Company will not lose its REIT qualification if the Company (1) disposes of assets causing the failure or otherwise complies with the asset tests within six months after the last day of the quarter in which it identifies the failure, (2) files a description of each asset causing the failure with the IRS and (3) pays a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which the Company failed to satisfy the asset tests.

        The Company believes that its holdings of securities and other assets comply with the foregoing asset tests, and the Company intends to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support the Company's conclusions as to the value of its assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in CDO transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests. As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote or value test). See "—Gross Income Tests." Although the Company's mezzanine loans typically do not qualify for that safe harbor, the Company believes our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote or value test. The Company believes that the stock it owns in the private REITs will be qualifying assets for purposes of the 75% asset test. If a REIT in which the Company owns stock fails to qualify as a REIT in any year, however, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, the Company would be subject to the 5% asset test, the 10% vote or value test and the 25% securities test described above with respect to its investment in such a disqualified REIT. Consequently, if a REIT in which the Company owns stock fails to qualify as a REIT, the Company could fail one or more of the asset tests described above.

        Sale Leaseback Transactions.    A portion of our investments may be in the form of sale leaseback transactions. We intend to treat these transactions as true leases for U.S. federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause the Company to fail to satisfy the asset tests or the income tests described above and such failure could result in the Company failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause the Company to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of the Company's dividends being treated as ordinary income to its shareholders.

Distribution Requirements

        Each year, the Company must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to its shareholders in an aggregate amount at least equal to the sum of:

  •
  90% of its "REIT taxable income," computed without regard to the dividends paid deduction and its net capital gain or loss, and

  •
  90% of its after-tax net income, if any, from foreclosure property, minus

  •
  the sum of certain items of non-cash income.

        The Company must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) the Company declares the distribution before it timely files its U.S. federal income tax return for the year and pays the distribution on or before the first regular dividend payment date after such declaration or (2) the Company declares the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and the Company actually pays the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the shareholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to the Company's prior taxable year for purposes of the 90% distribution requirement.

        In order for distributions to be counted towards our distribution requirement, and to give rise to a tax deduction to us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among our different classes of shares as set forth in our organizational documents.

        Pursuant to an IRS ruling, the prohibition on preferential dividends does not prohibit REITs from offering shares under a distribution reinvestment plan at discounts of up to 5% of fair market value, but a discount in excess of 5% of the fair market value of the shares would be considered a preferential dividend. Our dividend reinvestment plan has offered participants the opportunity to acquire newly-issued shares and any discount we have offered was intended to fall within the safe harbor for such discounts set forth in the ruling published by the IRS; however, the fair market value of our common shares prior to the listing of our common shares on a national securities exchange has not been susceptible to a definitive determination. If the discount in the purchase price under the dividend reinvestment plan is deemed to have exceeded 5% at any time, we could fail to qualify as a REIT for any such affected year. See "—Failure to Qualify."

        The Company will pay U.S. federal income tax on taxable income, including net capital gain that it does not distribute to shareholders. Furthermore, if the Company fails to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

  •
  85% of its REIT ordinary income for such year,

  •
  95% of its REIT capital gain net income for such year, and

  •
  any undistributed taxable income from prior periods,

the Company will incur a 4% nondeductible excise tax on the excess of such required distribution over the sum of (a) the amounts it actually distributes and (b) the amounts it retains and upon which it pays income tax at the corporate level.

        The Company may elect to retain and pay income tax on the net long-term capital gain it receives in a taxable year. If the Company so elects, it will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

        It is possible that, from time to time, the Company may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, the Company may not deduct recognized capital losses from its "REIT taxable income." Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. As a result of the foregoing, the Company may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, the Company may need to pay taxable dividends of its capital stock or debt securities.

        The Company may satisfy the 90% distribution test with taxable distributions of its shares or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but the Company could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends, but that revenue procedure is no longer in effect. Accordingly, it is unclear whether and to what extent the Company will be able to make taxable dividends payable in cash and stock. The Company has no current intention to make a taxable dividend payable in its shares.

        Under certain circumstances, the Company may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to its shareholders in a later year. The Company may include such deficiency dividends in its deduction for dividends paid for the earlier year. Although the Company may be able to avoid income tax on amounts distributed as deficiency dividends, it will be required to pay interest to the IRS based upon the amount of any deduction it takes for deficiency dividends.

        The Company owns retained CDO interests, which could continue to generate taxable income for us despite the fact that we will not receive cash distributions on our equity and subordinated note holdings from such retained CDO interests until overcollateralization tests are met, if at all. Additionally, we do not control or have influence over the factors that most directly affect the overcollateralization and interest coverage tests of the respective retained CDO interests. Should these retained CDO interests continue to generate taxable income with no corresponding receipt of cash flow, our taxable income would continue to be recognized on each underlying investment in the relevant CDO. We would continue to be required to distribute 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain) from these transactions to continue to qualify as a REIT, despite the fact that we may not receive cash distributions on our equity and subordinated note holdings from the retained CDO interests.

Recordkeeping Requirements

        The Company must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, the Company must request on an annual basis information from its shareholders designed to disclose the actual ownership of its outstanding shares. The Company intends to comply with these requirements.

Failure to Qualify

        If the Company fails to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, the Company could avoid disqualification if its failure is due to reasonable cause and not to willful neglect and it pays a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Gross Income Tests" and "—Asset Tests."

        If the Company failed to qualify as a REIT in any taxable year and did not qualify for certain statutory relief provisions, the Company would be subject to U.S. federal income tax and any applicable alternative minimum tax on its taxable income at regular corporate rates. In calculating the Company's taxable income in a year in which it fails to qualify as a REIT, the Company would not be able to deduct amounts paid out to shareholders. In addition, the Company would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of the Company's current and accumulated earnings and profits, distributions to shareholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of up to 20% on such dividends. Unless the Company qualified for relief under specific statutory provisions, it also would be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. We cannot predict whether in all circumstances the Company would qualify for such statutory relief.

Taxation of Holders of Securities

Taxation of Taxable U.S. Stockholders

        A "U.S. stockholder" is a beneficial owner of our shares and that for U.S. federal income tax purposes is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if (i) a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in place to be treated as a U.S. person.

        If a partnership, or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of our shares, the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of the shares of our stock by the partnership.

        As long as the Company qualifies as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of the Company's current or accumulated earnings and profits that it does not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for "qualified dividend income." The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because the Company is not generally subject to U.S. federal income tax on the portion of its REIT taxable income distributed to its shareholders (see "—Taxation of the Company" above), the Company's dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, the Company's ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to the Company's ordinary REIT dividends (1) attributable to dividends received by the Company from non REIT corporations, such as its TRSs, and (2) to the extent attributable to income upon which the Company has paid corporate income tax (e.g., to the extent that the Company distributes less than 100% of its taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the stock becomes ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from the Company.

        A U.S. stockholder generally will take into account as long-term capital gain any distributions that the Company designates as capital gain dividends without regard to the period for which the U.S. stockholder has held common stock. The Company generally will designate its capital gain dividends as either 20% or 25% rate distributions. See "—Capital Gains and Losses." A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        The Company may elect to retain and pay income tax on the net long-term capital gain that it receives in a taxable year. In that case, to the extent that the Company designates such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of the Company's undistributed long-term capital gain.

        The U.S. stockholder would receive a credit for its proportionate share of the tax the Company paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of the Company's undistributed long-term capital gain, minus its share of the tax it paid.

        A U.S. stockholder will not incur tax on a distribution in excess of the Company's current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder's stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both the Company's current and accumulated earnings and profits and the U.S. stockholder's adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder.

        U.S. stockholders may not include in their individual income tax returns any of the Company's net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from the Company and gain from the disposition of shares of stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from the Company and gain from the disposition of shares of stock generally will be treated as investment income for purposes of the investment interest limitations. The Company will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

        Taxation of U.S. Stockholders on the Disposition of Shares of Stock.    A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of shares of common stock as long-term capital gain or loss if the U.S. stockholder has held stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis. A stockholder's adjusted tax basis generally will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from the Company that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of stock may be disallowed if the U.S. stockholder purchases other shares of stock within 30 days before or after the disposition.

        Capital Gains and Losses.    A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of stock.

        With respect to distributions that the Company designates as capital gain dividends and any retained capital gain that the Company is deemed to distribute, the Company generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

        Medicare Tax.    Certain individuals, trusts and estates whose income exceeds certain thresholds are subject to a 3.8% Medicare tax on some or all of their "net investment income," which generally will include, among other items, dividends, interest, and capital gain distributions (including capital gains realized on the sale or exchange of shares of our securities). U.S. holders of our securities should consult their tax advisors regarding the applicability of this tax in respect of their ownership of our securities.

        Tax Consequences of the Exercise of Exchange Rights.    If you exercise your right to require the GPT Property Trust to acquire all or part of your GPT Property Trust units, and we elect to acquire some or all of your GPT Property Trust units in exchange for our common shares, the exchange will be a taxable transaction. You generally will recognize gain in an amount equal to the value of our common shares received, plus the amount of liabilities of the GPT Property Trust allocable to your GPT Property Trust units being exchanged, less your tax basis in those units. The recognition of any loss is subject to a number of limitations set forth in the Code. The character of any gain or loss as capital or ordinary will depend on the nature of the assets of GPT Property Trust at the time of the exchange. The tax treatment of any acquisition of your GPT Property Trust units by GPT Property Trust in exchange for cash may be similar, depending on your circumstances.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that the Company distributes to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of stock with debt, a portion of the income that it receives from the Company would constitute UBTI pursuant to the "debt-financed property" rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from the Company as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of the Company capital stock must treat a percentage of the dividends that it receives from the Company as UBTI. Such percentage is equal to the gross income the Company derives from an unrelated trade or business, determined as if the Company were a pension trust, divided by the Company's total gross income for the year in which it pays the dividends. That rule applies to a pension trust holding more than 10% of the Company's capital stock only if:

  •
  the percentage of the Company's dividends that the tax-exempt trust must treat as UBTI is at least 5%;

  •
  the Company qualifies as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding the Company capital stock in proportion to their actuarial interests in the pension trust; and

  •
  either:

  •
  one pension trust owns more than 25% of the value of the Company capital stock; or

  •
  a group of pension trusts individually holding more than 10% of the value of the Company capital stock collectively owns more than 50% of the value of the Company capital stock.

        Certain restrictions on ownership and transfer of the Company stock generally should prevent a tax-exempt entity from owning more than 10% of the value of the Company stock, generally should prevent the Company from becoming a pension trust and generally should prevent a pension trust from having to treat any of the dividends received from the Company as UBTI.

        Tax-exempt U.S. stockholders are urged to consult their own tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our shares.

Taxation of Non-U.S. Stockholders

        The term "non-U.S. stockholder" means a beneficial owner of our shares, as applicable (other than a partnership or entity that is treated as a partnership for U.S. federal income tax purposes or a tax-exempt entity), that is not a U.S. stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. Special rules may apply to certain non-U.S. stockholders such as "controlled foreign corporations" and "passive foreign investment companies." We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of stock, including any reporting requirements.

        A non-U.S. stockholder that receives a distribution that is not attributable to gain from the Company's sale or exchange of a U.S. real property interest (a "USRPI") and that the Company does not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that the Company pays such distribution out of its current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. The Company plans to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

  •
  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with the Company;

  •
  the non-U.S. stockholder files an IRS Form W-8ECI with the Company claiming that the distribution is effectively connected income; or

  •
  the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

        A non-U.S. stockholder will not incur tax on a distribution in excess of the Company's current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on such a distribution to the extent it exceeds the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. The Company must withhold 10% of any distribution that exceeds its current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that it does not do so, it will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because the Company generally cannot determine at the time it makes a distribution whether the distribution will exceed its current and accumulated earnings and profits, the Company normally will withhold tax on the entire amount of any distribution at the same rate as it would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that the Company withholds if the Company later determines that a distribution in fact exceeded its current and accumulated earnings and profits.

        For any year in which the Company qualifies as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 ("FIRPTA"). The term USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporation that is a stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. The Company would be required to withhold 35% of any distribution that it could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount the Company withholds.

        However, if common stock is regularly traded on an established securities market in the United States, capital gain distributions on common stock that are attributable to the Company's sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of common stock at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that common stock is regularly traded on an established securities market in the United States. If common stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 5% of common stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to the Company's sale of USRPIs will be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

        Although the law is not clear on the matter, it appears that amounts the Company designates as retained capital gains in respect of stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by it of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by the Company on such retained capital gains, and to receive from the IRS a refund to the extent the non-U.S. stockholder's proportionate share of such tax paid by the Company exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

        Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of stock if the Company is a United States real property holding corporation during a specified testing period. If at least 50% of a REIT's assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that the Company is a United States real property holding corporation based on its investment strategy. However, even if the Company is a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of stock if the Company is a "domestically controlled qualified investment entity." A "domestically controlled qualified investment entity" includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We believe we are, and we expect to continue to be, a domestically controlled REIT and, therefore, the sale of our shares should not be subject to taxation under FIRPTA. However, because our common stock is widely held, we cannot assure our investors that we are or will remain a domestically controlled REIT.

        In addition, if common stock continues to be regularly traded on an established securities market, another exception to the tax under FIRPTA will be available with respect to common stock, even if the Company does not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells common stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) common stock is treated as being regularly traded under applicable Treasury regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, 5% or less of common stock at all times during a specified testing period. As noted above, we believe that common stock is regularly traded on an established securities market.

        If the gain on the sale of stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of stock could be required to withhold 10% of the purchase price and remit such amount to the IRS. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Taxation of Non-U.S. Debtholders

        This section summarizes the taxation of non-U.S. debtholders. This discussion deals only with certain U.S. federal income tax consequences to a non-U.S. debtholder that acquires fixed rate debt securities issued by us without original issue discount in their initial offering and at their issue price. For these purposes, a non-U.S. debtholder is a holder of our debt securities, other than a person that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof;

  •
  a partnership, or any entity treated as a partnership for U.S. federal income tax purposes;

  •
  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, holds debt securities issued by us, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our debt securities.

        Interest.    A payment of interest on a debt security to a non-U.S. debtholder will generally not be subject to U.S. taxation, provided that:

  i.
  such interest is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. debtholder;

  ii.
  such non-U.S. debtholder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  iii.
  such non-U.S. debtholder is not a controlled foreign corporation directly or indirectly related to us through stock ownership;

  iv.
  such non-U.S. debtholder is not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code;

  v.
  either (A) such non-U.S. debtholder provides its name and address, and certifies on IRS Form W-8BEN (or a substantially similar form), under penalties of perjury, that it is not a U.S. person or (B) a securities clearing organization or certain other financial institutions holding the debt security on behalf of the non-U.S. debtholder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof; and

  vi.
  we or our paying agent do not have actual knowledge or reason to know that the beneficial owner of the debt security is a U.S. person.

        If all of the foregoing requirements are not met, payments of interest on a debt security generally will be subject to U.S. withholding tax at the rate 30%, unless reduced or eliminated by treaty, subject to the discussion below under "—U.S. Trade or Business."

        Sale, Exchange, Retirement or Other Disposition of a Debt Security.    Gain from the sale of a debt security generally will be taxable in the United States to a non-U.S. debtholder only in two cases: (1) if the non-U.S. debtholder's investment in our debt securities is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, such gain will be subject to tax in the manner described below under "—U.S. Trade or Business," or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

        U.S. Trade or Business.    In cases where interest in respect of, or gain from the sale of, our debt securities is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic holders of debt securities are taxed with respect to such interest or gain. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Backup Withholding and Information Reporting

        We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to our distributions. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to any U.S. stockholder that provides a social security or other taxpayer identification number in the prescribed manner unless:

  •
  the IRS notifies us or our paying agent that the taxpayer identification number provided is incorrect;

  •
  the U.S. stockholder fails to report interest and dividend payments received on the holder's tax return and the IRS notifies us or our paying agent that backup withholding is required; or

  •
  the U.S. stockholder fails to certify under penalty of perjury that backup withholding does not apply to the holder.

        A U.S. stockholder who does not provide us or our paying agent with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply to any U.S. stockholder, that stockholder may request a refund of the amounts withheld or use the amounts withheld as a credit against the stockholder's U.S. federal income tax liability as long as the U.S. stockholder provides the required information to the IRS. U.S. stockholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

        Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the stockholder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of our shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's U.S. federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

        Beginning after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends and interest paid to certain non-U.S. holders of our securities if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments received after December 31, 2018, on proceeds from the sale of our securities by U.S. holders who own our securities through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to us. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends or interest will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Tax Aspects of the Company's Investments in Operating Partnerships and GPT OP

        The following discussion summarizes certain U.S. federal income tax considerations applicable to the Company's direct or indirect investments in GPT Property Trust and any subsidiary partnerships or limited liability companies that the Company forms or acquires (each individually a "Partnership" and, collectively, the "Partnerships"). As noted, GPT OP is treated as a disregarded entity for federal income tax purposes until such time as a third party other than us owns a limited partnership or general partnership interest. At such time, GPT OP would be treated as a partnership for federal income tax purposes and the following discussion would apply to GPT OP as a "Partnership." See discussion below for treatment of GPT OP as a disregarded entity for federal income tax purposes. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

        The Company will be entitled to include in its income its distributive share of each Partnership's income and to deduct its distributive share of each Partnership's losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

  •
  is treated as a partnership under the Treasury regulations relating to entity classification (the "check-the-box regulations"); and

  •
  is not a "publicly-traded partnership."

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. GPT Property Trust intends to continue to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

        A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership's gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the "90% passive income exception." Treasury regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors, referred to as the "private placement exclusion," interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. The Company believes that GPT Property Trust and any other Partnership in which it owns an interest qualify for the private placement exception.

        The Company has not requested, and does not intend to request, a ruling from the IRS that any Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company likely would not be able to qualify as a REIT unless it qualified for certain relief provisions. See "—Gross Income Tests" and "—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur tax liability without any related cash distribution. See "—Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

Income Taxation of the Partnerships and their Partners

        A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, the Company is required to take into account its allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with its taxable year, without regard to whether the Company has received or will receive any distribution from such Partnership.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to Partnership Properties.    Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss, or "built-in gain" or "built-in loss," is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, or a "book-tax difference." Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

        Allocations with respect to book-tax differences are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of a Partnership (1) could cause the Company to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to it if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause the Company to be allocated taxable gain in excess of the economic or book gain allocated to it as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause the Company to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect its ability to comply with the REIT distribution requirements and may result in a greater portion of its distributions being taxed as dividends.

        Basis in Partnership Interest.    Our adjusted tax basis in our partnership interest in a Partnership generally is equal to:

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  the amount of cash and the basis of any other property contributed by us to a Partnership;

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  increased by our allocable share of a Partnership's income and our allocable share of indebtedness of the Partnership; and

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  reduced, but not below zero, by our allocable share of a Partnership's loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of a Partnership.

        If the allocation of our distributive share of a Partnerships' losses would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that a Partnerships' distributions, or any decrease in our share of the indebtedness of a Partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Sale of a Partnership's Property.    Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners' built-in gain or loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the "book-tax difference." See "—Income Taxation of the Partnerships and their Partners—Tax Allocations With Respect to Partnership Properties." Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

        The Company's share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% prohibited transactions tax. Such prohibited transaction income also may have an adverse effect upon The Company's ability to satisfy the income tests for REIT status. See "—Gross Income Tests." the Company does not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of its or such Partnership's trade or business.

Classification of GPT OP for Federal Income Tax Purposes

        As noted above, as of the time of the Merger, all of the general and limited partnership interests of GPT OP will be owned by us. Under the check-the-box regulations, an unincorporated entity with only one owner or member may elect to be classified either as an association taxable as a corporation or as a disregarded entity. If such an entity fails to make an election, it generally will be treated as a disregarded for federal income tax purposes. As a disregarded entity, we are treated as receiving directly all of the income, gain, loss, deductions, credits, etc. of such entity as if we owned the assets directly for federal income tax purposes.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective shareholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in stock or debt securities.

State and Local Taxes

        The Company and/or you may be subject to taxation by various states and localities, including those in which it or a shareholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in common shares, preferred shares or debt securities.

SELLING SECURITY HOLDERS

        Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

        We and/or the selling security holders may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby, including but not limited to "at the market" equity offerings, may from time to time be designated on terms to be set forth in the applicable prospectus supplement. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the NYSE, any existing trading market for our securities, or sales made to or through a market maker other than on an exchange.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agent to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and the Operating Partnerships, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        Any securities issued hereunder (other than our common shares or Series A Preferred Shares) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        The underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Venable LLP and certain legal matters in connection with the issuance of the securities will be passed upon for us by Morgan, Lewis & Bockius LLP.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Chambers Street Properties' Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of Chambers Street Properties' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph relating to changes in the method of accounting for and disclosure of discontinued operations for the year ended December 31, 2014 due to the adoption of Accounting Standards Update 2014-08, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and the related financial statement schedule of Goodman Princeton Holdings (Lux) S.à.r.l., as of and for the year ended December 31, 2014, incorporated in this Prospectus by reference from the Chambers Street Properties' Annual Report on Form 10-K/A for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion on the consolidated financial statements and financial statement schedule and includes an emphasis-of-matter paragraph relating to the fact that the consolidated financial statements as of December 31, 2013, and for the two years then ended are not audited, reviewed, or compiled by us, and accordingly, we express no opinion or other form of assurance on them), which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and related schedule of Duke/Hulfish, LLC as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated in this prospectus by reference from our Annual Report on Form 10-K and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2014 financial statements refers to a change in the method of accounting for Discontinued Operations due to the adoption of FASB ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.

        The consolidated financial statements of Old Gramercy for the year ended December 31, 2014 (including schedules appearing therein), appearing in Gramercy Property Trust's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 22, 2015, and the effectiveness of Old Gramercy's internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The combined statement of revenues and certain expenses of the Dividend Capital Portfolio for the year ended December 31, 2014, appearing in Gramercy Property Trust's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 22, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

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  Annual Report on Form 10-K of Gramercy Property Trust (formerly Chambers Street Properties) for the year ended December 31, 2014, filed with the SEC on March 2, 2015, as amended on Form 10-K/A, filed with the SEC on March 30, 2015 and April 30, 2015;

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  Annual Report on Form 10-K of Gramercy Property Trust Inc. (Old Gramercy) for the year ended December 31, 2014, filed with the SEC on March 9, 2015, as amended on Form 10-K/A, filed with the SEC on April 30, 2015;

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  Quarterly Reports on Form 10-Q of Gramercy Property Trust (formerly Chambers Street Properties) for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on May 8, 2015, August 7, 2015 and November 9, 2015, respectively;

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  Quarterly Reports on Form 10-Q of Gramercy Property Trust Inc. (Old Gramercy) for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on May 7, 2015, August 5, 2015 and November 5, 2015, respectively;

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  Current Reports on Form 8-K of Gramercy Property Trust (formerly Chambers Street Properties), filed with the SEC on January 9, 2015, February 25, 2015, March 5, 2015, May 5, 2015, July 1, 2015, August 20, 2015, September 8, 2015, September 25, 2015, September 28, 2015, October 20, 2015, November 13, 2015, November 23, 2015, December 7, 2015, December 8, 2015, December 9, 2015, December 15, 2015, December 18, 2015 (both filings) and December 22, 2015 (other than documents or portions of those documents not deemed to be filed);

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  Current Reports on Form 8-K of Gramercy Property Trust Inc. (Old Gramercy), filed with the SEC on January 27, 2015, February 27, 2015, March 11, 2015, March 20, 2015, April 7, 2015, April 14, 2015, May 21, 2015, May 29, 2015, June 11, 2015 (second one filed on this date only), June 23, 2015, June 24, 2015, July 1, 2015, July 10, 2015, July 22, 2015, September 28, 2015, November 23, 2015, December 7, 2015 (both filings) December 16, 2015 and December 18, 2015 (other than documents or portions of those documents not deemed to be filed);

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  The description of our common shares set forth in the Registration Statement on Form 8-A, filed with the SEC on May 17, 2013, as amended by Form 8-A/A filed with the SEC on June 26, 2013, and any amendment or report filed for the purpose of updating such description; and

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  The description of our 7.125% Series A Cumulative Redeemable Preferred Shares set forth in the Registration Statement on Form 8-A, filed with the SEC on December 15, 2015, and any amendment or report filed for the purpose of updating such description.

        All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of any offering of securities made under this prospectus will also be considered to be incorporated by reference.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to:

Gramercy Property Trust
521 Fifth Avenue, 30th Floor
New York, New York 10175 (212) 297-1000
Attention: Corporate Secretary

9,000,000 Shares

Common Shares

Prospectus Supplement

Joint Book-Running Managers

Morgan Stanley	J.P. Morgan

April     , 2017